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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Thoratec Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 April 9, 2014

Dear Shareholder:

        You are cordially invited to attend the Thoratec Corporation 2014 Annual Meeting of Shareholders to be held on Wednesday, May 21, 2014 at 8:00 a.m., Pacific Daylight Time, at our executive offices located at 6101 Stoneridge Drive, Pleasanton, California 94588. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote in person at the meeting or by mail, by telephone or over the Internet. Your vote by written proxy, by telephone or over the Internet will ensure your representation at the Annual Meeting if you cannot attend in person. Please review the instructions on the proxy card regarding your voting options.

        Thank you for your ongoing support of Thoratec Corporation.

Very truly yours,

NEIL F. DIMICK Director and Chairman of the Board

Corporate Headquarters
Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, CA 94588
Tel 925-847-8600 Fax 925-847-8574 www.thoratec.com

THORATEC CORPORATION

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 21, 2014

To the Shareholders of Thoratec Corporation:

        NOTICE IS HEREBY GIVEN, that the 2014 Annual Meeting of Shareholders of Thoratec Corporation, a California corporation ("Thoratec" or the "Company"), will be held on Wednesday, May 21, 2014 at 8:00 a.m., Pacific Daylight Time, at our executive offices located at 6101 Stoneridge Drive, Pleasanton, California 94588 for the following purposes:

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  To elect nine directors to serve for the ensuing year or until their successors are elected and qualified;

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  To approve an amendment to the Company's Restated Articles of Incorporation concerning limitation of director liability and indemnification of agents;

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  To approve Indemnification Agreements;

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  To approve an amendment and restatement of the Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan increasing the number of shares of common stock reserved for issuance thereunder and revising certain provisions thereunder;

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  To conduct an advisory vote to approve the compensation of the Company's Named Executive Officers;

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  To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending January 3, 2015; and

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  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 28, 2014 are entitled to notice of, to attend and to vote at the meeting and any adjournments thereof. All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a proxy. If you own shares through a broker, and you wish to attend and vote in person at the meeting, you must obtain from your broker a proxy issued in your name.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2014.

        The Proxy Statement, the Proxy Card, and the Annual Report to Shareholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=95989&p=proxy.

For the Board of Directors,

DAVID A. LEHMAN Senior Vice President, General Counsel and Secretary

Pleasanton, California
April 9, 2014

    IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET ACCORDING TO THE INSTRUCTIONS INCLUDED WITH THE PROXY CARD.

THORATEC CORPORATION

PROXY STATEMENT
FOR 2014 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

        The Board of Directors of Thoratec Corporation, a California corporation ("Thoratec" or the "Company"), is furnishing this Proxy Statement to you in connection with our solicitation of proxies to be used at our 2014 Annual Meeting of Shareholders to be held on Wednesday, May 21, 2014 at 8:00 a.m., Pacific Daylight Time, or at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in this Proxy Statement and in the accompanying Notice of 2014 Annual Meeting of Shareholders. The Annual Meeting will be held at our principal executive offices located at 6101 Stoneridge Drive, Pleasanton, California 94588. The telephone number at that address is (925) 847-8600.

        We have elected to use the Internet as the primary means of providing our proxy materials for the Annual Meeting to shareholders. Consequently, we will send to most shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including this Proxy Statement and our Annual Report for the year ended December 28, 2013 (the "Annual Report"), and for voting by mail, by telephone, over the Internet or in person. All shareholders who do not receive the Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

        The date of this Proxy Statement is April 9, 2014. For those shareholders receiving paper copies of proxy materials, we intend to mail this Proxy Statement and the accompanying Proxy Card, Notice of 2014 Annual Meeting of Shareholders and Annual Report on or about April 9, 2014 to shareholders entitled to vote at the Annual Meeting. For those shareholders receiving a Notice of Internet Availability of Proxy Materials, we intend to mail the Notice of Internet Availability of Proxy Materials on or about April 9, 2014 to shareholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

        Shareholders of record at the close of business on March 28, 2014 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 56,902,456 shares of the Company's common stock ("Common Stock") were outstanding. The Company's Common Stock is listed on the NASDAQ Global Select Market.

Voting

        Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares held of record on the Record Date are entitled or, alternatively, distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than nine candidates. However, no shareholder will be entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share is entitled to one vote on each proposal that properly comes before the Annual Meeting.

Methods of Voting

        You may vote by mail, by telephone, over the Internet or in person at the meeting.

        Voting by Mail.    To vote by mail, if you received or choose to receive the proxy card by mail, you may sign and return the proxy card in the prepaid and addressed envelope provided with the proxy card. By signing and returning the proxy card, you are authorizing individuals named on the proxy card (known as "proxies") to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting, as it ensures your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

        Voting by Telephone.    To vote by telephone, please follow the instructions included with your proxy card or the Notice of Internet Availability of Proxy Materials. If you vote by telephone, you do not need to complete and mail your proxy card.

        Voting over the Internet.    To vote over the Internet, please follow the instructions included with your proxy card or the Notice of Internet Availability of Proxy Materials. If you vote over the Internet, you do not need to complete and mail your proxy card.

        Voting in Person.    If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, that is, you hold a share certificate, you are considered the shareholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares. Contact your broker or other record holder of the shares for assistance if this applies to you.

Quorum; Abstentions; Broker Non-Votes

        The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date is required for a quorum at the Annual Meeting. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum, but broker non-votes will not be counted towards the tabulation of votes cast on proposals presented to shareholders.

        "Broker non-votes" include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote the uninstructed shares on non-routine matters. Therefore, broker non-votes may exist in connection with non-routine matters, while no broker non-votes are expected in connection with routine matters. The proposals to be voted on at the Annual Meeting include both routine matters, such as the ratification of our independent auditors, and non-routine matters, such as the election of directors, the approval of the proposal regarding the amendment to the Company's Restated Articles of Incorporation, the approval of the proposal regarding the Indemnification Agreements, the approval of the proposal regarding an amendment and restatement of the Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan and the advisory vote to approve the compensation of our Named Executive Officers.

Vote Required

        The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting.

        The amendment to the Company's Restated Articles of Incorporation concerning limitation of director liability and indemnification of directors, officers and agents requires the affirmative vote of a majority of the Company's outstanding shares entitled to vote at the Annual Meeting.

        Shareholder approval and authorization of the Indemnification Agreements requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, with any shares owned by any interested directors not entitled to vote thereon.

        Each other item to be voted on at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

        All votes will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes. David A. Lehman, Senior Vice President, General Counsel and Secretary of the Company, has been appointed as the inspector of elections for the Annual Meeting.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Your presence at the Annual Meeting will not in and of itself be sufficient to revoke your proxy.

Solicitation of Proxies

        The cost of soliciting proxies in connection with this Proxy Statement has been or will be borne by us. In addition to solicitation by mail, we may request that banks, brokers and other custodians, nominees and fiduciaries send Proxy Statements to the beneficial owners of Common Stock. We may reimburse these banks, brokers and other custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Some of our directors, officers and other employees may, without additional compensation, solicit proxies personally, or by telephone, facsimile or e-mail. We have also engaged MacKenzie Partners, Inc., an outside proxy solicitor, to assist us in soliciting proxies in conjunction with the Annual Meeting. We estimate the cost of the outside proxy solicitation services will be approximately $10,000.

Availability of Proxy Materials

        This Proxy Statement, our Annual Report, and the form of Proxy Card are available on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?c=95989&p=proxy. Each of these documents can be viewed online or printed and will remain available through the conclusion of the Annual Meeting.

Householding of Annual Disclosure Documents

        The Securities and Exchange Commission (the "SEC") has approved a rule governing the delivery of annual disclosure documents. This rule allows us to send a single set of our Annual Report and

Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, to any household at which two or more Thoratec shareholders reside if we believe that the shareholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of "householding" proxy statements, annual reports and notices of Internet availability of proxy materials. If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement, or notice of Internet availability of proxy materials, as applicable, from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, a single copy of this Proxy Statement and the 2013 Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, have been sent to your address. This rule benefits both our shareholders and us. It reduces the volume of duplicate information received at a shareholder's house and helps reduce our expenses. Each shareholder that receives proxy materials by mail, however, will continue to receive individual proxy cards or voting instruction forms.

        If your household has previously received a single set of disclosure documents, but you would prefer to receive your own copy this year or in future years, you should contact your bank, broker or other nominee record holder. We can also deliver a separate copy of our Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials to any shareholder upon either written request to Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, California 94588, Attention: Corporate Secretary, or upon oral request by calling (925) 847-8600. Similarly, if you share an address with another Thoratec shareholder and together both of you wish to receive only a single set of our annual disclosure documents, please follow the same instructions. In addition, copies of our SEC filings and certain other submissions are made available free of charge on the Investors page of our website at www.thoratec.com as soon as practicable after electronically filing or furnishing these documents with the SEC.

 BOARD OF DIRECTORS STRUCTURE AND COMPENSATION

Structure and Committees

        The current members of our Board of Directors (the "Board") are Gerhard F. Burbach, J. Daniel Cole, Steven H. Collis, Neil F. Dimick, D. Keith Grossman, William A. Hawkins, III, Paul A. LaViolette, Daniel M. Mulvena and Todd C. Schermerhorn. Mr. Dimick serves as Chairman of the Board. Elisha W. Finney was a member of the Board until the 2013 Annual Meeting of Shareholders, at which time she did not stand for re-election. Mr. Mulvena will not stand for reelection at the Annual Meeting. Martha H. Marsh has been nominated for election to the Board to fill the resulting vacancy in the Board. The Board held a total of seven meetings during our 2013 fiscal year, which ended on December 28, 2013. During the 2013 fiscal year, the Board had an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee, each of which held the number of meetings described below. Each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which he served. While the Company encourages all members of the Board to attend the annual meetings of shareholders, there is no formal policy as to their attendance at annual meetings. All sitting members of the Board attended the 2013 Annual Meeting of Shareholders.

        The Board has determined that each of the current directors standing for re-election is an independent director, as defined by The Nasdaq Stock Market, Inc. ("NASDAQ") corporate governance listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except for Gerhard F. Burbach, who serves as our President and Chief Executive Officer. The Board annually evaluates the independence of its members. If she is elected, Martha H. Marsh will be an independent director in accordance with the foregoing standards. A director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. In making its determination, the Board considers business and other applicable relationships in accordance with the director independence standards of NASDAQ and the Exchange Act, as currently in effect. The Board has also determined that all members of the Board's committees are independent of the Company and its subsidiaries under the director independence standards of NASDAQ and the Exchange Act, including the additional independence standards for audit committee and compensation committee members in the case of the committee members. In addition, our independent directors meet in regularly scheduled executive sessions throughout the year.

Board Leadership Structure

        The Board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Over its history, the Company has had both a combined chairman and chief executive officer (1976 to 1994) and a separate non-employee chairman and chief executive officer (1995 to present). The Board believes that its current leadership structure, with Mr. Dimick serving as Chairman of the Board and Mr. Burbach serving as Chief Executive Officer, is in the best interest of shareholders at this time. The current structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Board Role in Risk Oversight

        The Board's role in the Company's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational,

financial, legal, regulatory and strategic risks. The full Board (or the appropriate committee, in the case of risks that are under the purview of a particular committee) receives these reports from the executive responsible for the appropriate subject area within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies and activities. When a committee receives the report, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

        The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive and non-executive compensation programs. The Compensation Committee retained Radford, an Aon Hewitt Company ("Radford"), an independent compensation consultant, to prepare an analysis regarding whether our compensation plans, policies and practices create risks that are reasonably likely to have a material adverse effect on Thoratec. Radford was engaged by, reported to, and was accountable to the Compensation Committee. The Compensation Committee, relying in part on the Radford analysis, reviewed the elements of our compensation programs and believes that risks arising from our compensation plans, policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

        This Proxy Statement, including the preceding paragraph, contains "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in Thoratec's public reports filed with the SEC, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, and as may be updated in subsequent SEC filings.

Audit Committee

        Our Audit Committee met nine times during fiscal 2013. The current members of this committee are Messrs. Cole, Dimick and Schermerhorn, with Mr. Schermerhorn serving as Chairman. Ms. Finney served as a member of this committee and its Chairwoman until the 2013 Annual Meeting of Shareholders, at which time Mr. Schermerhorn joined this committee and Mr. Dimick was appointed Chairman. Mr. Schermerhorn was appointed Chairman of this committee on March 7, 2014. Subject to and effective as of her election to the Board at the Annual Meeting, the Board has appointed Ms. Marsh to be a member of this committee. Also effective as of the date of the Annual Meeting, Mr. Cole will no longer serve as a member of this committee. This committee operates under a written charter adopted by our Board. The Audit Committee reviews and reassesses the charter at least annually, and the charter was last amended in August 2013. The Audit Committee charter is available on the Investors page of our website at www.thoratec.com.

        The Board has determined that two members of the Audit Committee, Messrs. Dimick and Schermerhorn, are "audit committee financial experts," as that term is defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC in furtherance of Section 407. As described above, Messrs. Cole, Dimick and Schermerhorn are independent directors, and Ms. Marsh will be an independent director upon her election to the Board. The purposes of our Audit Committee include:

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  Overseeing our accounting and financial reporting process;

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  Overseeing the audits of our financial statements;

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  Overseeing our relationship with our independent auditors; and

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  Overseeing our system of internal controls.

        In discharging its duties, our Audit Committee, among its other duties:

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  Recommends to the Board the selection of the independent auditors and their compensation, evaluates the independent auditors and, where appropriate, recommends the replacement of the independent auditors;

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  Meets with management and the independent auditors to review and discuss the annual financial statements and the report of the independent auditors thereon and, to the extent that management or the independent auditors bring any such matters to the attention of the Audit Committee, to discuss significant issues encountered in the course of the audit work, if any, such as restrictions on the scope of activities or access to required information;

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  Meets with management and the independent auditors to review and discuss the quarterly financial statements and review quarterly earnings press releases;

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  Reviews significant changes to our accounting principles and practices proposed by the independent auditors or management;

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  Meets quarterly with management and the independent auditors to review and discuss reports on the adequacy and effectiveness of our internal controls;

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  Discusses with management the Company's policies with respect to financial risk assessment and financial risk management, the Company's significant financial risk exposures, other risk exposures the review of which the Board has delegated to the Audit Committee, and the actions management has taken to manage such exposures;

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  Establishes and oversees a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

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  Reviews and approves all related party transactions, as discussed below under the heading "Certain Transactions."

        See "Report of the Audit Committee of the Board of Directors" below for more information.

Compensation Committee

        Our Compensation Committee met six times during fiscal 2013. The current members of the Compensation Committee are Messrs. Collis, Hawkins, LaViolette and Mulvena, with Mr. LaViolette serving as Chairman. The Compensation Committee operates under a written charter adopted by our Board, which was most recently amended in March 2014. The Compensation Committee charter is available on the Investors page of our website at www.thoratec.com. As described above, all members of the Compensation Committee are independent directors, including under NASDAQ Rule 5605(d)(2)(A). In addition, all Compensation Committee members are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to allow the Company a tax deduction for certain employee compensation exceeding $1,000,000 for an individual. All Compensation Committee members are also "non-employee directors" within the meaning of Exchange Act Rule 16b-3 to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act. Our Compensation Committee:

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  Reviews compensation and benefits for our employees generally and for our senior executives specifically, determines whether to approve and/or modify the chief executive officer's recommendations for compensation of senior executives other than the chief executive officer and makes recommendations to the full Board regarding compensation of the chief executive officer; and

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  Has authority to grant equity-based awards under the Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan (the "2006 Plan") to officers, other than the chief executive officer, employees and consultants.

        Among the Compensation Committee's duties and responsibilities set forth in its charter, the Compensation Committee has direct responsibility for and authority to:

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  Review and approve corporate goals and objectives relevant to chief executive officer compensation, evaluate the chief executive officer's performance in light of those goals and objectives, and recommend the chief executive officer's compensation to the Board based on this evaluation;

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  Develop, review and approve compensation policies and practices applicable to the Company's officers who are deemed to be "executive officers" of the Company for SEC reporting purposes, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation and the composition of benefits;

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  Make recommendations to the Board with respect to the Company's incentive compensation and equity-based compensation plans;

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  Review the compensation and benefits offered to non-employee directors and recommend changes to the Board as appropriate;

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  Review whether the Company's compensation policies and practices encourage unnecessary or excessive risk taking, and evaluate whether the financial incentives and risks relating to such policies and practices are appropriate; and

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  Administer and evaluate the Company's incentive, equity-based and other executive compensation programs, including approving guidelines, making grants and awards and establishing annual award levels for employee stock options, units, restricted shares and other incentive and equity-based awards under such programs, interpreting and promulgating rules relating to the plans, modifying or canceling grants or awards, designating eligible participants and imposing limitations and conditions on grants or awards.

        As set forth in the Compensation Committee's charter, the Compensation Committee has the authority to delegate such of its authority and responsibilities as the Compensation Committee deems proper to members of the Compensation Committee or a subcommittee.

        For each executive officer other than the chief executive officer, the chief executive officer makes recommendations to the Compensation Committee for annual adjustments to compensation levels and short-term and long-term incentive compensation components, based upon his assessment of each executive officer's performance, retention risks, potential within the organization and the results of market studies, as described in the "Compensation Discussion and Analysis" section of this Proxy Statement. The Compensation Committee reviews with the chief executive officer these assessments and recommendations and determines whether or not to approve and/or modify his recommendations.

        Consistent with prior years, the Compensation Committee retained Radford, an independent consultant specializing in compensation matters in the technology industry. The Compensation

Committee requested Radford to prepare competitive market studies as to, and advise the Compensation Committee on, both executive and director compensation, including base salary or fees, cash incentive compensation, and long-term equity incentive compensation for 2013. Radford was engaged by, reported to, and was accountable to the Compensation Committee, and Radford was not allowed to conduct any other work for Thoratec without the authorization of the Compensation Committee. With the Compensation Committee's authorization, Radford assisted Thoratec in 2012 with the design of its Sales Compensation Program. In 2013, Thoratec also subscribed to Radford's survey database for industry-based global compensation and benefits information. In accordance with applicable SEC and NASDAQ rules, the Compensation Committee has undertaken an evaluation of Radford's independence, including a review of these engagements, and determined that Radford does not have any business or personal relationship with Thoratec, its subsidiaries, its executives or members the Compensation Committee that raises any conflicts of interest with its selection as an independent compensation consultant to the Compensation Committee.

        See the discussion in the "Compensation Discussion and Analysis" section of this Proxy Statement, including the Competitive Market Analysis section, for a full discussion regarding processes and procedures for the determination of executive compensation.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2013, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer serve on our Board or our Compensation Committee. In addition, none of the members of our Compensation Committee was an officer or employee of Thoratec or any of its subsidiaries during fiscal 2013 or was formerly an officer of Thoratec or any of its subsidiaries at any time in the past.

Corporate Governance and Nominating Committee

        Our Corporate Governance and Nominating Committee met six times during fiscal 2013. The current members of this committee are Messrs. Cole, Collis and Dimick, with Mr. Collis serving as Chairman. This committee operates under a written charter adopted by our Board, which was last amended in May 2007. The Corporate Governance and Nominating Committee charter is available on the Investors page of our website at www.thoratec.com. The purposes of the Corporate Governance and Nominating Committee are to:

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  Identify and approve individuals qualified to serve as members of the Board;

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  Select director nominees for the next annual meeting of shareholders;

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  Review laws, rules and regulations regarding corporate governance and make appropriate recommendations to the Board; and

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  Provide oversight with respect to corporate governance and ethical conduct.

Board Compensation

        Directors who are employees of Thoratec do not receive additional compensation for serving on the Board or its committees. The following table sets forth the compensation earned by Thoratec's non-employee directors for their service on the Board in 2013.

 2013 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2) ($)	Total ($)
J. Daniel Cole	65,000	175,011	240,011
Steven H. Collis	67,500	175,011	242,511
Neil F. Dimick	122,500	175,011	297,511
Elisha W. Finney(3)	35,000	0	35,000
D. Keith Grossman	50,000	175,011	225,011
William A. Hawkins.	57,500	175,011	232,511
Paul A. LaViolette.	65,000	175,011	240,011
Daniel M. Mulvena	57,500	175,011	232,511
Todd C. Schermerhorn	45,000	250,021	295,021

(1)
Stock awards consist of automatic annual grants of 5,651 restricted stock units made on May 22, 2013 to all non-employee directors other than Mr. Schermerhorn and, in the case of Mr. Schermerhorn, an initial grant of 8,073 restricted stock units made on May 22, 2013. Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown reflect the grant date fair value of the restricted stock units computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of such restricted stock units are set forth under Note 9 of the Notes to Consolidated Financial Statements in Thoratec's Annual Report on Form 10-K for the year ended December 28, 2013.

(2)
As of December 28, 2013, none of the non-employee directors held outstanding options, and Messrs. Cole, Collis, Dimick, Grossman, LaViolette and Mulvena each held 13,631 restricted stock units, and Messrs. Hawkins and Schermerhorn held 15,422 and 8,073 restricted stock units, respectively.

(3)
Ms. Finney did not stand for re-election at the 2013 Annual Meeting of Shareholders, and as such did not receive a grant of restricted stock units in 2013. As of December 28, 2013, Ms. Finney did not hold any outstanding options or restricted stock units.

Narrative Disclosure to Director Compensation Table

        All non-employee directors will receive a $50,000 annual retainer. Each member of the Audit Committee, other than the Chairperson, will receive an additional $10,000 annual retainer. Each member of the Compensation Committee, other than the Chairperson, will receive an additional $7,500 annual retainer. Each member of the Corporate Governance and Nominating Committee, other than the Chairperson, will receive an additional $5,000 annual retainer. In addition to the annual Board retainer, the Chairperson of the Board will receive a $50,000 annual retainer. In lieu of the annual Audit Committee retainer, the Chairperson of the Audit Committee will receive an additional $20,000 annual retainer; in lieu of the annual Compensation Committee retainer, the Chairperson of the Compensation Committee will receive an additional $15,000 annual retainer; and in lieu of the Corporate Governance and Nominating Committee retainer, the Chairperson of the Corporate Governance and Nominating Committee will receive an additional $10,000 annual retainer. All retainers are paid in cash on a quarterly basis in arrears.

        Non-employee directors are eligible to participate in the 2006 Plan. The 2006 Plan provides that in addition to any other discretionary awards that non-employee directors may be granted, non-employee directors will automatically be granted restricted stock units, as follows:

  •
  Initial grant of restricted stock units for that number of units calculated by dividing $250,000 by the per share closing trading price of our Common Stock on the date of grant ("Initial Grant") upon commencing service on the Board. Such units will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to continued service.

  •
  Annual grant of restricted stock units for that number of units calculated by dividing $175,000 by the per share closing trading price of our Common Stock on the date of grant ("Annual Grant"). Such units have vested in four equal annual installments beginning on the first anniversary of the grant date, subject to continued service. Effective as of the 2013 fiscal year, such units will fully vest on the first anniversary of the grant date, subject to continued service. The Annual Grant is granted immediately following the annual meeting of the Company's shareholders to each non-employee director provided they have served on the Board for at least three months prior to the date of the annual meeting.

The Initial Grant and Annual Grants are made at no cost to the non-employee directors. Each of the non-employee directors who served on the Board in 2013, other than Mr. Schermerhorn, received an Annual Grant of 5,651 restricted stock units on May 22, 2013. Mr. Schermerhorn received an Initial Grant of 8,073 restricted stock units on May 22, 2013.

Board Equity Ownership Guidelines

        In 2010, the Board adopted equity ownership guidelines that provide that, effective as of the 2011 fiscal year, the Board is subject to guidelines whereby (i) the aggregate value of the total shares of Company stock held by each member of the Board shall be at least five (5) times the annual base cash compensation for members of the Board, (ii) all members of the Board will have five (5) years from January 1, 2011 to become compliant with the equity ownership guidelines, and (iii) newly elected or appointed members of the Board will have five (5) years from the effective date they join the Board to become compliant with the equity ownership guidelines.

CODE OF ETHICS AND CORPORATE GOVERNANCE

        We have adopted a Code of Ethics that applies to all of our directors, officers and employees, and which meets the requirements of Item 406 of Regulation S-K of the Exchange Act. Our Code of Ethics is available on the Investors page on our website at www.thoratec.com, under "Investors—Corporate Governance." The code covers topics including, but not limited to, potential conflicts of interest, compliance with applicable governmental laws, rules and regulations and the reporting of violations of the code. Any amendments to the Code of Ethics will be posted on our website. The Board has the sole authority to approve any waiver of the Code of Ethics relating to the activities of any of our senior financial officers, other executive officers and directors. Any waiver of the Code of Ethics for these individuals will be disclosed promptly on Form 8-K or any other means approved by applicable SEC rules and NASDAQ listing standards.

        We have also adopted Corporate Governance Guidelines that provide guidelines for the conduct and operation of the Board, including the composition and selection of members of the Board, role of the Board, orientation and education of directors, conduct of Board meetings, structure and conduct of Board committees, and Board interaction with management, advisors, investors and shareholders. Our Corporate Governance Guidelines are available on the Investors page on our website at www.thoratec.com, under "Investors—Corporate Governance."

        For information on our corporate governance practices in addition to our Code of Ethics and Corporate Governance Guidelines, including the Company's Compliance Program, the charters approved by the Board for the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, and the Audit Committee Complaint Procedures, please visit the Investors page on our website at www.thoratec.com, under "Investors—Corporate Governance."

DIRECTOR NOMINATIONS

Criteria for Nomination to the Board

        The Corporate Governance and Nominating Committee considers the appropriate balance of experience, skills and personal characteristics required of Board members, and seeks to ensure that at least a majority of the directors are independent under the rules of NASDAQ, that members of the Company's Compensation Committee meet the additional standards for independence under NASDAQ rules, and that members of the Company's Audit Committee meet the additional standards for independence and financial literacy and other requirements under NASDAQ and SEC rules. While the Corporate Governance and Nominating Committee has not established specific minimum qualifications for director candidates, nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, willingness to devote adequate time to Board duties, the interplay of the candidate's experience and skills with those of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Shareholder Recommendations for Director Candidates

        The Corporate Governance and Nominating Committee will consider written recommendations for director candidates from shareholders. Any such recommendations should be submitted to the Corporate Governance and Nominating Committee, c/o the Corporate Secretary of the Company, and should include the following information: (a) all information relating to the candidate that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including the person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the shareholder(s) making the recommendation and the number of shares of Common Stock that are owned beneficially and of record by the shareholder(s); and (c) appropriate biographical information and a statement as to the qualifications of the candidate.

        Alternatively, shareholders intending to appear at an annual meeting of shareholders in order to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance and Nominating Committee was not requested to consider the candidate) must comply with the procedures in Section 4(c) of the Company's By-Laws. Shareholders can obtain a copy of the Company's By-Laws, without charge, by writing to our Corporate Secretary. Under the Company's By-Laws, and as described under "Deadline for Receipt of Shareholder Proposals" below, written notice of a nomination must be received by our Corporate Secretary no earlier than January 21, 2015 and no later than February 20, 2015 in order to be considered at the 2015 annual meeting of shareholders.

Process for Identifying and Evaluating Director Candidates

        The process for identifying and evaluating candidates for the Board is initiated by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance and Nominating Committee deems appropriate, a third-party search firm. These candidates are evaluated by the Corporate Governance and Nominating Committee by reviewing the candidates' biographical information and qualifications and by checking the candidates' references. Qualified nominees are interviewed by at least one member of the Corporate Governance and Nominating Committee. All members of the Board are given the opportunity to meet with candidates recommended by the Corporate Governance and Nominating Committee, and based on input from such interviews and the information obtained by the Corporate Governance and Nominating Committee, the Corporate Governance and Nominating Committee evaluates which of the prospective candidates are qualified to serve as directors and whether the Corporate Governance and Nominating Committee should recommend to the Board that the Board nominate, or elect to fill a vacancy with, these final prospective candidates. Candidates recommended by the Corporate Governance and Nominating Committee are presented to the Board for selection as nominees to be presented for election by the shareholders or to fill a vacancy.

        The Corporate Governance and Nominating Committee evaluates shareholder-recommended candidates using the same process and the same criteria it uses to evaluate candidates from other sources.

Board Nominees for the Annual Meeting

        Messrs. Burbach, Cole, Collis, Dimick, Grossman, Hawkins, LaViolette, and Schermerhorn, who are all current members of the Board, are the directors standing for re-election at the Annual Meeting. Ms. Marsh, who is not a current member of the Board, is standing for election at the Annual Meeting. Ms. Marsh's nomination was recommended to our Corporate Governance and Nominating Committee by a non-employee director.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Shareholders may communicate directly with the Board by sending a certified or registered letter to any individual director, group of directors or Board committee c/o the Corporate Secretary of the Company, at the Company's main business address set forth above or by sending an email to any of the same individuals or groups at board@thoratec.com. The Corporate Secretary will review the correspondence and forward it to the individual director, group of directors or committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to Thoratec's business and financial operations, policies or corporate philosophy. Communications that are threatening, illegal or similarly inappropriate, and advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to any director or group of directors.

 PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

        A board of nine directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below, each of whom is presently serving as director, except for Martha H. Marsh, who is standing for her initial election to the Board at the Annual Meeting. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting to elect as many of the nominees listed below as possible. In such event, the proxy holders will determine the specific nominees for whom such votes will be cumulated. The term of office for each person elected as a director will continue until the next annual meeting of shareholders or until the successor to such person has been elected and qualified. We do not expect that any nominee will be unable or will decline to serve as a director.

        The following table provides information concerning our director nominees:

Name of Nominee	Age	Position with Our Company	Director Since
Neil F. Dimick	64	Director and Chairman of the Board	2003
Gerhard F. Burbach	52	Director, President and Chief Executive Officer	2006
J. Daniel Cole	67	Director	1997
Steven H. Collis	52	Director	2008
D. Keith Grossman	53	Director	1996
William A. Hawkins, III	60	Director	2012
Paul A. LaViolette	56	Director	2009
Martha H. Marsh	65	Director	—
Todd C. Schermerhorn	53	Director	2013

        The principal occupations, positions and directorships for at least the past five years of our director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Corporate Governance and Nominating Committee and Board to conclude that they should serve on the Board, are described below. In addition to the information presented below, we also believe that all of our director nominees possess high degrees of integrity and honesty and adhere to the highest ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. There are no family relationships among any of our directors or executive officers.

        Neil F. Dimick became a director of our Company in October 2003. In May 2007, Mr. Dimick became Chairman of the Board. Mr. Dimick was Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, a pharmaceutical services company, from August 2001 to May 2002, and served as Senior Executive Vice President and Chief Financial Officer and a director of Bergen Brunswig Corporation, a predecessor to AmerisourceBergen, and was a member of that board's finance, investment and retirement committees for more than five years prior to its merger with AmeriSource Health in 2001. Mr. Dimick also spent eighteen years with the audit firm Deloitte & Touche LLP, where he was an audit partner and national director of the firm's real estate division. Mr. Dimick currently serves as a member of the boards of directors of Alliance Imaging, Inc., Mylan Laboratories, Inc., Resources Connection, Inc. and WebMD Corporation. The Board has nominated Mr. Dimick to serve as a director because of his extensive experience serving on public company boards and board committees, as well as his leadership positions with both a major auditing firm and a pharmaceutical distribution company, resulting in a wealth of knowledge on financial, commercial and industry related matters.

        Gerhard F. Burbach, President, Chief Executive Officer and Director, joined our Company as President and Chief Executive Officer in January 2006. He was elected to the Board at the same time. From April 2005 to January 2006, Mr. Burbach served as President and Chief Executive Officer of Digirad Corporation, a provider of solid-state imaging products and services to cardiologist offices, hospitals and imaging centers. Before that he served for two years as president and chief executive officer of Bacchus Vascular Inc., a developer of interventional cardiovascular devices. Previously, he served for three years as chief executive officer of Philips Nuclear Medicine, a division of Philips Medical Systems specializing in nuclear medicine imaging systems. Until its acquisition by Philips Medical Systems, he spent four years at ADAC Laboratories, a provider of nuclear medicine imaging equipment and radiation therapy planning systems, where he became president and general manager of the nuclear medicine division. Mr. Burbach also spent six years with the consulting firm of McKinsey & Company, Inc., where he was most recently a senior engagement manager in the firm's healthcare practice. Mr. Burbach currently serves as a member of the board of directors of Fluidigm Corporation, and previously served as a member of the board of directors of Digirad Corporation. The Board has nominated Mr. Burbach to serve as a director because of his extensive and highly relevant leadership experience in the medical technology industry, together with his unique perspective on the Company's operations due to his position as our President and Chief Executive Officer.

        J. Daniel Cole became a director of our Company in June 1997. Since March 1997, Mr. Cole has been a general partner of the Spray Venture Fund of Boston. Mr. Cole has also been a venture partner at Oxford Bioscience Partners since 2009. Mr. Cole was President and Chief Operating Officer of SciMed Life Systems Corporation, an interventional cardiology products company, from March 1993 to March 1995, and Senior Vice President and Group President of the vascular business of Boston Scientific Corporation, a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties, from March 1995 to March 1997. He also held a number of senior executive positions at Baxter Healthcare Corporation from April 1982 to January 1993, including President of its Edwards Less Invasive Surgery Division and its Critical Care Division. Mr. Cole also serves as a member of the boards of directors of several private companies. The Board has nominated Mr. Cole to serve as a director because of his extensive industry knowledge and experience, including operational, leadership and board experience from his executive positions at major medical technology companies, venture capital partnership positions, and memberships on the boards of various private medical technology companies. Mr. Cole is also particularly qualified because of his deep knowledge of Thoratec and its market due to his nearly seventeen years of service on our Board.

        Steven H. Collis became a director of our Company in January 2008. Mr. Collis is currently President and Chief Executive Officer and a member of the board of directors of AmerisourceBergen Corporation, a pharmaceutical services corporation. From November 2010 until June 2011, Mr. Collis served as President and Chief Operating Officer, responsible for all AmerisourceBergen business units, and prior to November 2010 was Executive Vice President of AmerisourceBergen and President of its AmerisourceBergen Drug Company (ABDC). Mr. Collis joined Bergen Brunswig Corporation, a predecessor to AmerisourceBergen, in 1994 as general manager of Alternate Site Distributors, and was named President of its Specialty Group in 1999. He was previously a principal and general manager of Sterling Medical, a national provider and distributor of medical disposable supplies, health management services and continuous quality management programs to the home healthcare market. The Board has nominated Mr. Collis to serve as a director because of the insight, experience and strategic perspective he brings to the Board from his long-term experience in the healthcare industry. Mr. Collis has served in leadership capacities at several healthcare companies, including his current role as the President and Chief Executive Officer and member of the board at one of the world's largest pharmaceutical services companies.

        D. Keith Grossman became a director of our Company in February 1996. From December 2011 until its sale to Bayer Healthcare in September 2013, Mr. Grossman served as President and Chief Executive Officer and a director of Conceptus, Inc., a women's health medical device company. From September 2007 to December 2011, Mr. Grossman served as a Managing Director with TPG (Texas Pacific Group), a private equity firm, in their healthcare investment team. From January 1996 until January 2006, Mr. Grossman served as our President and Chief Executive Officer. Prior to joining us, Mr. Grossman was a Division President of Major Pharmaceuticals, Inc., a pharmaceutical distributor, from June 1992 to September 1995, at which time it was sold. From July 1988 to June 1992, Mr. Grossman served as the Vice President of Sales and Marketing for Calcitek, Inc., a manufacturer of implantable medical devices and a division of Sulzermedica (formerly Intermedics, Inc.). Prior to 1988, Mr. Grossman held various other sales and marketing management positions within the McGaw Laboratories Division of American Hospital Supply Corporation. Mr. Grossman serves as a member of the board of directors of ZELTIQ Aesthetics, Inc. and has served as a member of the board of directors of Intuitive Surgical, Inc. within the last five years. The Board has nominated Mr. Grossman to serve as a director because of his extensive medical technology industry experience, including ten years as our CEO formerly, current and past board positions on both public and private medical technology companies, and related operational, leadership, and market knowledge, including his recent position as the CEO of a publicly listed medical device company, as well as his eighteen years of experience as a member of our Board.

        William A. Hawkins, III became a director or our Company on January 1, 2012. Since October 2011, Mr. Hawkins has served as President and Chief Executive Officer of Immucor, Inc., a manufacturer of automated instrument-reagent systems for the blood transfusion industry, and as a Senior Advisor to TPG Capital. From 2001 to 2011, Mr. Hawkins held a number of senior executive positions at Medtronic, Inc., a medical device manufacturer, including the role of Chairman and Chief Executive Officer. Prior to Medtronic, Mr. Hawkins was the Chief Executive Officer of Novoste Corporation and held leadership positions at American Home Products, Eli Lilly, Johnson & Johnson, and Guidant. Additionally, he has served on a number of corporate and non-profit boards of directors. The Board has nominated Mr. Hawkins to serve as a director because of his leadership roles in the healthcare industry for over three decades, bringing industry knowledge, strategic insight, and depth of experience to the Board, spanning from technology innovation to market development to broader healthcare policy.

        Paul A. LaViolette became a director of our Company in May 2009. Mr. LaViolette is Managing Partner & Chief Operating Officer of SV Life Sciences, a venture capital adviser and manager in the life sciences sector, where he was a general partner from January 2011 until December 2013 and a venture partner from December 2008 until December 2010. Mr. LaViolette was Chief Operating Officer of Boston Scientific Corporation, a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties, from 2004 until 2008 and joined Boston Scientific in January 1994. Prior to becoming its Chief Operating Officer, Mr. LaViolette held positions with Boston Scientific as Senior Vice President and Group President, Cardiovascular for Boston Scientific's Scimed, EPT and Target businesses, President of Scimed, Senior Vice President and Group President-Nonvascular Businesses, and President, Boston Scientific International, and Vice President-International. Prior to joining Boston Scientific, he was employed by C.R. Bard, Inc. in various capacities, including President, U.S.C.I. Division, President, U.S.C.I. Angioplasty Division, Vice President and General Manager, U.S.C.I. Angioplasty Division, and Vice President U.S.C.I. Division. Mr. LaViolette serves as a member of the boards of directors of Baxano Surgical, Inc., TransEnterix, Inc. and several private medical technology companies, and formerly served as a member of the board of directors of Conceptus, Inc. The Board has nominated Mr. LaViolette to serve as a director because of his operational, leadership and strategic knowledge and experience from serving in executive positions for major medical technology companies and currently as a venture capitalist focused on life sciences companies. He also has significant health policy experience due to his past participation as a board member and committee chair for the Advanced Medical Technology Association and his current participation as a board member of the Medical Device Manufacturers Association.

        Martha H. Marsh retired in 2010 as President & Chief Executive Officer of Stanford Hospital & Clinics, a position she had held since 2002. She also served as the Chief Executive Officer of the University of California Davis Medical Center from 1999 to 2002. After beginning her career at Arthur Andersen in 1975, she has served the healthcare industry for more than thirty years in a variety of leadership positions, including as Senior Vice President for Professional Services and Managed Care at the University of Pennsylvania Health System. Ms. Marsh also served on a variety of healthcare boards and committees. She currently serves on the boards of AMN Healthcare Services, Inc. and Owens & Minor Inc. The Board has nominated Ms. Marsh to serve as a director because of her extensive background in and knowledge of the healthcare industry and specifically the healthcare provider marketplace with which we conduct our business. Having served in the lead management position of some of the most prestigious healthcare systems in the United States, she brings unique perspectives on the requirements of and challenges faced by the healthcare provider industry as well as a deep understanding of the entire healthcare marketplace in the United States. Her broad-based background in accounting, finance, operations and management in the context of the healthcare industry brings a multi-disciplinary and highly relevant point of view to our Board in assessing issues and challenges within the healthcare marketplace.

        Todd C. Schermerhorn became a director of our Company in May 2013. Mr. Schermerhorn served as Senior Vice President and Chief Financial Officer of C.R. Bard, Inc. from 2003 until his retirement in August 2012. Mr. Schermerhorn joined Bard in 1985 as a cost analyst and has held various financial positions including Controller of the Vascular Systems Division and Vice President and Controller of the USCI division. In 1996, Mr. Schermerhorn was promoted to Vice President and Group Controller for Bard's Global Cardiology Unit. He was promoted to Vice President and Treasurer in 1998. The Board has nominated Mr. Schermerhorn to serve as a director because of his experience as a chief financial officer at a large market cap, publicly-held and leading medical device manufacturer, his ability to contribute to our Audit Committee as an SEC "financial expert" and his extensive experience in various capacities within the financial organization of a public company.

Required Vote; Recommendation of the Board

        The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. The nine nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under California law. Unless marked to the contrary, proxies received will be voted FOR the nine nominees as the proxy holders determine in order to elect as many of the nine nominees as possible, whether or not by cumulative voting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION TO THE BOARD
OF EACH OF THE DIRECTOR NOMINEES PROPOSED ABOVE.

 PROPOSAL TWO

TO APPROVE AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION CONCERNING LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION OF AGENTS

Introduction

        There has been a significant and increasing amount of litigation in the United States against corporate directors and officers. The expense of such litigation, whether it is well-founded or not, can be considerable. Even in proceedings in which a director or officer is not named as a defendant, such individual may incur substantial expenses or attorneys' fees if he or she is called as a witness or becomes involved in the proceeding in any other way. As a result, an individual may conclude that potential exposure to the costs and risks of proceedings in which he or she may become involved may exceed any benefit from serving as a director or officer of a corporation. This is particularly true for directors who are not also employees. To address these concerns, many companies have entered into indemnification agreements pursuant to which the corporation will indemnify its officers and directors for expenses and liabilities incurred in connection with any action or proceeding relating to such individual's service as an agent of the corporation. While the Company has obtained, and believes that most public companies also have obtained, insurance policies protecting the corporation and its directors and officers from personal losses resulting from these proceedings, there is no assurance that such policies will continue to be available with the breadth of coverage as the Company deems advisable and at reasonable expense. In light of these challenges and uncertainties, the Company's Board of Directors believes that the ability to continue to attract and retain experienced individuals to serve as directors and officers of the Company will be enhanced by providing such individuals with protection from the risk of litigation and personal liability beyond that currently provided by insurance policies or otherwise required under California law.

        As more fully detailed below, the California Corporations Code (the "California Code") permits, but does not require, the elimination of personal liability of directors for monetary damages and allows corporations to provide for indemnification of officers, directors and other corporate agents to a greater extent than otherwise expressly required under the California Code. A corporation's articles of incorporation may include specific enabling language providing for the elimination of director liability, subject to certain limitations, and additional indemnification of officers, directors and other agents. Therefore, in accordance with the applicable provisions of the California Code, the Company's Board of Directors has approved an amendment to the Company's Restated Articles of Incorporation (the "Company Articles Amendment") set forth below under the heading "The Proposed Amendments" that includes the requisite enabling language that would eliminate personal liability of directors to the extent permitted under California law and would expressly provide for the indemnification of directors, officers and other agents to the extent permitted under California law. See also "Proposal Three—Approval of and Authorization to Enter into Indemnification Agreements."

        In view of the frequency and magnitude of claims asserted against directors and officers of public companies, and the risks of personal liability and expense to the Company's directors and officers, the Company believes that the proposed Company Articles Amendment will provide greater certainty as to its indemnification authority, allow more flexibility in structuring indemnification arrangements and ultimately help it attract and retain the highest-quality directors, officers and other agents.

The Proposed Amendments

        This is a proposal to amend the Company's Restated Articles of Incorporation to provide for a new Article FIFTH to read as follows:

          "FIFTH:

          Section 1.    Limitation of Directors' Liability.    The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          Section 2.    Indemnification of Corporate Agents.    The corporation is authorized to indemnify the directors, officers, employees and other agents (as defined in Section 317 of the California Corporations Code) to the fullest extent permissible under California Law.

          Section 3.    Repeal or Modification.    Any repeal or modification of the foregoing provisions of this Article FIFTH by the shareholders of this Restated Articles of Incorporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification."

        Section 309 of the California Code permits a corporation to eliminate or limit the liability of a director for monetary damages to the extent set forth in Section 204(a)(10) of the California Code. Section 204(a)(10) provides that a corporation's articles of incorporation may limit or eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders, but may not limit or eliminate liability for:

  •
  acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

  •
  acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

  •
  any transaction from which a director derived an improper personal benefit;

  •
  acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders;

  •
  acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders;

  •
  interested director transactions that are void or voidable pursuant to Section 310 of the California Code; or

  •
  improper distributions, loans or guaranties made by a corporation pursuant to Section 316 of the California Code.

        In accordance with Section 309 of the California Code, Article FIFTH—Section 1 of the Company Articles Amendment would, to the extent permissible under California law, eliminate the liability of a director of the Company to the Company or its shareholders for monetary damages in an action brought by or in the right of the Company for breach of a director's duties to the Company and its shareholders, provided that such liability does not arise from the types of proscribed conduct or activity set forth in Section 204(a)(10) listed above. If approved by shareholders, directors would still be required to exercise appropriate diligence, act in good faith and otherwise comply with the standards of the California Code in carrying out the director's duties.

        Section 317(d) of the California Code provides that, to the extent an agent of a corporation has been successful on the merits in defense of any proceeding to which he or she is a party by reason of the fact that he or she is or was an agent of the corporation, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection with the proceeding. In addition, Section 317 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the individual was unlawful. Section 317 further permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

        As noted above, Section 317(d) of the California Code provides that indemnification against expenses actually and reasonably incurred in connection with any such proceeding is mandatory and shall be made to any such person who has been successful on the merits in the defense of any such proceeding, but does not require indemnification in any other circumstance. However, Section 204(a)(11) of the California Code permits a corporation to include a provision in its articles of incorporation, like the proposed Article FIFTH—Section 2, enabling a corporation to indemnify its directors, officers and other agents in a broader range of circumstances than the mandatory indemnification described above. A corporation that has the requisite enabling language in its articles of incorporation may include in its bylaws, and in agreements between the corporation and its directors, officers and other corporate agents, provisions expanding the scope of indemnification beyond the mandatory indemnification required under California law. See also "Proposal Three—Approval of Indemnification Agreements." However, a director, officer or other agent of the Company would be indemnified only if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation (or, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct of the person was unlawful).

        Proposed Article FIFTH—Section 3 ensures that corporate directors, officers and other agents can continue to rely on the protections afforded under Sections 1 and 2 of Article FIFTH even if later repealed or modified.

Reasons for the Company Articles Amendment

        This past year, the Company reviewed its policies and governing documents to ensure that it provides adequate and market protections for its directors and officers. As a result of this review, the Company believes that the Company Articles Amendment provides the appropriate liability protection and indemnification for its officers and directors consistent with the Board's historical approach in such situations as well as the common practices of comparable companies. If adopted, the Company Articles Amendment will enable the Company to benefit from California Code provisions that apply to all corporations incorporated under the laws of the State of California. One of the principal purposes of these California Code provisions is to permit California corporations to indemnify directors, officers and other agents under a broader range of circumstances than would otherwise be required, including circumstances in which indemnification would otherwise be discretionary. The Board has determined that it is in the best interests of the Company and its shareholders to amend the Company's Restated Articles of Incorporation to enable the Company to benefit from the additional protections afforded by the California Code, and that the Company Articles Amendment and the Indemnification Agreements described in "Proposal Three—Approval of Indemnification Agreements" are reasonable and represent a balance that will help the Company attract and retain highly qualified directors, officers and other agents.

        Although the Company and certain of its officers and directors have been named in a securities class action lawsuit filed in January 2014, the Company is seeking approval of the Company Articles Amendment (and the Indemnification Agreements) in accordance with prevailing best practices of public companies and not in response to any specific claims, whether current, pending or threatened, against any director or officer for breach of such person's fiduciary duties. However, if for any reason director and officer liability insurance policies are not available or do not provide sufficient breadth of coverage, the provision permitting broader indemnification could require the Company to pay the costs of legal defense and judgments arising out of injuries to third parties caused by the acts of its officers or directors.

Required Vote; Recommendation of the Board

        The affirmative vote of the holders of a majority of the Company's outstanding shares entitled to vote at the Annual Meeting will be required to approve the Company Articles Amendment. Abstentions and broker non-votes will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Unless marked to the contrary, proxies received will be voted FOR approval of the Company Articles Amendment. Should such approval not be obtained, then the Company Articles Amendment will not become effective and the Company's Restated Articles of Incorporation will continue in their current form.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION CONCERNING LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION OF AGENTS.

Interest of Certain Persons

        While the Company's directors and officers are protected by insurance policies purchased by the Company insuring them against certain liabilities incurred in their capacities as directors and officers, because the members of the Board may benefit from the protections authorized by the proposed Company Articles Amendment, such directors have a potential interest in its approval. Other than the litigation described above, to the Company's knowledge, there is no pending or threatened litigation involving present or former directors or officers where indemnification would be required or permitted under either the existing or proposed language in the Company's Restated Articles of Incorporation.

 PROPOSAL THREE

TO APPROVE INDEMNIFICATION AGREEMENTS

Introduction

        In addition to proposing the related amendment to the Company's Restated Articles of Incorporation (see "Proposal Two—Amendment to the Restated Articles of Incorporation Concerning Limitation of Director Liability and Indemnification of Agents"), and in order to provide more complete protection to the Company's directors, officers and other agents, the Board has approved and included for shareholder authorization and approval indemnification agreements in substantially the form attached to this Proxy Statement as Appendix A (the "Indemnification Agreements").

        If the proposal to amend the Company's Restated Articles of Incorporation is approved by the shareholders, it is anticipated that the Company will enter into Indemnification Agreements substantially in the form set forth in Appendix A with its present and future directors and with such of its present and future officers and other agents as may be designated from time to time by the Board. Execution of this type of indemnification agreement with directors and officers is a common practice for public companies. If the proposed amendment to the Company's Restated Articles of Incorporation is not approved, the Company will not enter into the proposed Indemnification Agreements absent a change in California law. It should be noted that the Company has previously entered into and is party to existing indemnification agreements with its directors and officers reflecting the Board's belief regarding the appropriate level of protection for the Company's directors and officers. The form of the existing indemnification agreement, which has been previously filed and disclosed in the Company's filings with the Securities and Exchange Commission, is substantially similar to the form set forth in Appendix A, other than for customary and market updates.

Reasons for the Indemnification Agreements

        The Company believes that the reasons set forth in support of the proposed amendment to the Company's Restated Articles of Incorporation apply with equal force to approval of and authorization to enter into the proposed Indemnification Agreements (see "Proposal Two—Amendment to the Restated Articles of Incorporation Concerning Limitation of Director Liability and Indemnification of Agents"). Moreover, while an amendment to the Articles of Incorporation to provide for indemnification to the extent permitted by law is considered to be highly desirable, entry into the Indemnification Agreements will provide directors, officers and other corporate agents with a greater degree of certainty as to their rights in this regard and will help the Company retain and attract qualified individuals to serve in such capacities. While provisions in the Articles of Incorporation are subject to later amendment or repeal by the shareholders, the Indemnification Agreements provide for a binding contractual obligation that cannot be amended or eliminated without the consent of the party entitled to indemnification. The Indemnification Agreements are intended to supplement the indemnity protection available under applicable law, the Articles of Incorporation and any policies of insurance that are or may hereafter be maintained by the Company.

The Proposed Indemnification Agreements

        The proposed Indemnification Agreements attempt to provide to the Company's current and future directors, and such current and future officers and other agents of the Company as the Board may designate, the maximum indemnification allowed under California law, which is permitted so long as an individual acted in good faith and in a manner the individual reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the individual was unlawful. Specifically, the Indemnification Agreements set forth a number of procedural and substantive matters that are not addressed or are addressed in less detail in the California Code, including, but not limited to, the following:

        1.     The Indemnification Agreements provide that litigation expenses shall be advanced to an indemnified party at the indemnified party's request, provided that the indemnified party undertakes to repay the amount advanced if it is ultimately determined that the indemnified party is not entitled to indemnification for such expenses.

        2.     Where an indemnified party was or is a party or is threatened to be made a party to any litigation or proceeding by reason of his or her service to the Company, the Indemnification Agreements expressly provide that an indemnified party will be entitled to indemnification against amounts paid in settlement if the indemnified party acted in good faith and in a manner the indemnified party reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to a criminal proceeding, had no reason to believe his or her conduct was unlawful.

        3.     In the event the Company does not pay a requested indemnification amount, the Indemnification Agreements allow the indemnified party to contest this determination by bringing an action against the Company to recover the unpaid amount.

        4.     The Indemnification Agreements expressly provide for partial indemnification of costs and expenses in the event that an indemnified party is not entitled to full indemnification under the terms of the Indemnification Agreements.

        5.     The Indemnification Agreements automatically incorporate future changes in the laws that would increase the protection available to the indemnified party. Such changes will apply to the Company without further shareholder approval.

        THE FOREGOING DISCUSSION OF THE INDEMNIFICATION AGREEMENTS IS ONLY SUMMARY IN NATURE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF INDEMNIFICATION AGREEMENT ATTACHED TO THIS PROXY STATEMENT, WHICH YOU ARE URGED TO READ AND CONSIDER CAREFULLY.

        Insofar as the Indemnification Agreements would authorize or provide indemnification for liabilities of directors or officers arising under the Securities Act of 1933, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification for such liabilities is against public policy as expressed in said Act and is therefore unenforceable.

Required Vote; Recommendation of the Board

        Section 310 of the California Code provides that no contract between a corporation and one or more of its directors is either void or voidable because such director or directors are parties to such contract if either: (1)(a) the material facts as to the transaction and as to such directors' interests are disclosed or known to the shareholders and (b) such contract is approved by the affirmative vote of a majority of the shares entitled to vote and voting at the meeting, with the shares owned by the interested directors not entitled to vote thereon, or (2)(a) the material facts as to the transaction and as to such directors' interests are fully disclosed or known to the board, (b) the contract has been approved by a majority of the disinterested directors and (c) the contract is just and reasonable as to the corporation at the time it is authorized, approved or ratified. If the contract has not been so approved as set forth in (1) or (2) of the preceding sentence, the contract is not void or voidable if the person asserting the validity of the contract sustains the burden of proving that the contract was just and reasonable to the corporation at the time it was authorized, approved or ratified.

        Although the Company believes that the form of Indemnification Agreement is just and reasonable to the Company, and that shareholder approval is not therefore required to validate the Indemnification Agreements, the Company believes that it is appropriate to submit the Indemnification

Agreements to the shareholders for their consideration as a matter of good corporate practice. Provided that the proposal to amend the Company's Restated Articles of Incorporation is approved by the shareholders, the Company may determine to enter into the proposed Indemnification Agreements even if shareholder approval of the Indemnification Agreements is not obtained. If the Indemnification Agreements are approved by the shareholders set forth in the preceding paragraph, the Indemnification Agreements will not be void or voidable and the Company's shareholders may not later assert a claim that the Indemnification Agreements are invalid due to improper authorization; however, the shareholders still may challenge the validity of the Indemnification Agreements on other grounds.

        The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to approve this Proposal Three, with any shares owned by any interested directors not entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval and authorization of the form of Indemnification Agreement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND
AUTHORIZATION OF THE INDEMNIFICATION AGREEMENTS.

Interest of Certain Persons

        While the Company's directors and officers are protected by insurance policies purchased by the Company insuring them against certain liabilities incurred in their capacities as directors and officers, because the members of the Board may benefit from the protections provided by the proposed Indemnification Agreements as parties to such agreements, such directors have a potential interest in their approval. Other than the litigation described above in "Proposal Two—Amendment to the Restated Articles of Incorporation Concerning Limitation of Director Liability and Indemnification of Agents," to the Company's knowledge, there is no pending or threatened litigation involving present or former directors or officers where indemnification would be sought under the Indemnification Agreements.

 PROPOSAL FOUR

APPROVAL OF AMENDED AND RESTATED 2006 INCENTIVE STOCK PLAN

        The 2006 Plan was originally approved by the Board on April 19, 2006, which approval and adoption was conditioned on the approval of the shareholders, and approved by the shareholders on May 25, 2006. Amendments to the 2006 Plan were subsequently unanimously approved by the Board on April 7, 2008, March 2, 2010 and March 8, 2012 and approved by the shareholders on May 20, 2008, May 19, 2010 and May 23, 2012, respectively, and unanimously approved by the Board on March 13, 2014. We are seeking approval from our shareholders of an amended and restated 2006 Plan (the "Restated Plan") providing for an increase in the total number of shares available for issuance under the 2006 Plan. The Restated Plan is intended to amend and restate in its entirety the 2006 Plan. The Board has adopted, subject to shareholder approval, the Restated Plan for the benefit of members of the Board, employees, and consultants.

        The Restated Plan is substantially similar to the current 2006 Plan, except that pursuant to the Restated Plan, the total number of shares of Thoratec Common Stock available for issuance under the 2006 Plan is increased by 2,000,000 shares to a total of 14,350,000 shares, grants to each director are limited to an aggregate value of $750,000 in a calendar year, and no incentive stock options can be granted after the tenth anniversary of the earlier of: (i) the date the Restated Plan is adopted by the Board and (ii) the date the Restated Plan is approved by the shareholders of the Company.

        The 2006 Plan currently provides for an aggregate of 12,350,000 shares to be issued under the 2006 Plan. As of March 17, 2014, 1,806,623 shares of Common Stock remained available for issuance under the 2006 Plan. The increase in the total number of shares of Common Stock available for issuance under the Restated Plan represents approximately 3.1% of Thoratec's outstanding Common Stock as of March 17, 2014. The purpose of this increase is to secure an adequate number of shares for future awards for the next several years.

Reasons for the Restated Plan

        As of March 17, 2014, 2,540,382 shares were subject to outstanding options under the 2006 Plan, with a weighted average exercise price of $28.74 and a weighted average remaining term of 7.95 years, and as of March 17, 2014, the number of shares subject to restricted stock units and performance share units outstanding under the 2006 Plan were 1,649,552 shares and 105,314 shares, respectively. The 2006 Plan serves as a successor to our 1997 Stock Option Plan (the "1997 Plan"), 1996 Stock Option Plan (the "1996 Plan"), 1996 Nonemployee Directors Stock Option Plan (the "Directors Option Plan"), and 1993 Stock Option Plan (the "1993 Plan," and together with the 1997 Plan, the 1996 Plan and the Directors Option Plan, the "Terminated Plans"). As of March 17, 2014, 129,406 shares were subject to outstanding options under the Terminated Plans, with a weighted average exercise price of $18.57 and a weighted average remaining term of 1.65 years.

        The Restated Plan was unanimously approved by the Board on March 13, 2014. Unless it is approved by our shareholders, the Restated Plan will not become effective and the 2006 Plan will remain in effect in its current form. If the Restated Plan is approved by our shareholders, then it will become effective immediately following the Annual Meeting. The full text of the Restated Plan is included as Appendix B to this Proxy Statement. Below is a summary of certain key provisions of the Restated Plan. The summary is qualified in its entirety by reference to the full text of the Restated Plan.

        The Board and the Company believe that approving the Restated Plan, including the increase in authorized shares under the Restated Plan, is necessary to continue to provide us with a flexible range of equity award opportunities to attract, retain and motivate the best available talent for the successful conduct of the Company's business in responding to changing circumstances over time and will serve to align the interests of directors, management and employees with those of our public shareholders.

        If this Proposal Four is approved, a maximum of 14,350,000 shares of Common Stock will be reserved for issuance under the Restated Plan. The Board believes this number represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all shareholders.

        Shareholder approval of the proposed Restated Plan, as described above, is a critical component of Thoratec's equity compensation policies. The Restated Plan will provide us the ability to continue to use restricted stock bonuses and restricted stock units (together, described as restricted awards), as well as options, for equity compensation. We believe that a mix of options and restricted awards enhances retention of the key technical and business leaders who are critical to our success and growth.

        The Restated Plan also limits grants to any individual director to an aggregate value of $750,000 per calendar year, which we believe is consistent with good governance practices.

Key Terms

        The following is a summary of the key provisions of the Restated Plan.

Eligible Participants:	Employees, officers, directors, and consultants of the Company
Shares Authorized:	14,350,000 shares of Common Stock
Permitted Award Types:
Stock options; restricted stock bonuses; restricted stock purchase rights; restricted stock units; SARs; "stapled" stock option/SARs (each component of such award is exercised to the same degree upon exercise); phantom stock units (payable in cash, stock or a combination); performance share bonuses; and performance share units.
Vesting:

•

Options—subject to the determination of the Restated Plan administrator (the "Administrator"), provided if vesting is based on service with Thoratec, the option will not fully vest in less than 3 years and if based on performance criteria, the option will not fully vest in less than 1 year.

•

Restricted stock bonuses—1/4 per year for 4 years, unless otherwise determined by the Administrator, provided if vesting is based on service with Thoratec, the bonus will not fully vest in less than 3 years and if based on performance criteria, the bonus will not fully vest in less than 1 year.

•

Restricted stock units—1/4 per year for 4 years, unless otherwise determined by the Administrator, provided if vesting is based on service with Thoratec, the bonus will not fully vest in less than 3 years and if based on performance criteria, the bonus will not fully vest in less than 1 year.

•

Restricted stock bonuses and restricted stock units granted in recognition of an employee's long-term continuous service may vest fully in periods shorter than those described above or may be fully vested upon grant ("Accelerated Vesting Restricted Stock Bonuses") and ("Accelerated Vesting Restricted Stock Units"). No more than an aggregate of five percent (5%) of the initial share reserve and any increase in the share reserve may be granted under Accelerated Vesting Restricted Stock Bonuses and Accelerated Vesting Restricted Stock Units.

• All other award types permitted by the Restated Plan—vesting is subject to the determination of the Administrator.
Incentive Stock Options

•

No incentive stock options may be granted after the tenth anniversary of the earlier of: (i) the date the Restated Plan is adopted by the Board and (ii) the date the Restated Plan is approved by the shareholders of the Company

Description of the Restated Plan

        Eligibility.    Employees, officers, directors and consultants are eligible to receive awards under the Restated Plan. As of March 17, 2014, we had approximately 684 employees, officers, directors and consultants who were eligible to receive awards under the 2006 Plan, of which three were executive officers, six were consultants and eight were non-employee directors. Historically we have only granted to less than one half of total employees, based on seniority and performance.

        Types of Awards.    The types of awards that are available for grant under the Restated Plan (described in detail below) are:

  •
  incentive stock options;

  •
  non-qualified stock options;

  •
  restricted stock bonuses;

  •
  restricted stock purchase rights;

  •
  stock appreciation rights;

  •
  phantom stock units;

  •
  restricted stock units;

  •
  performance share bonuses; and

  •
  performance share units.

        Share Reserve.    The maximum aggregate number of shares of Common Stock that may be issued pursuant to stock awards under the Restated Plan, will not exceed Fourteen Million, Three Hundred Fifty Thousand (14,350,000) shares. Each share issued after May 19, 2010, including shares approved by the Restated Plan, as a restricted stock bonus, restricted stock unit, phantom stock unit, performance share bonus, or performance share unit counts against the number of shares available under the Restated Plan as one and seven tenths (1.7) shares. Each share issued as a stock option, restricted stock purchase right or stock appreciation right counts against the shares available under the 2006 Plan on a share-for-share basis. No more than an aggregate of five percent (5%) of the initial share reserve authorized at the time of the adoption of the 2006 Plan and five percent (5%) of any increase in the share reserve as may be approved by the shareholders of the Company from time to time may be granted under Accelerated Vesting Restricted Stock Bonuses and Accelerated Vesting Restricted Stock Units. If any award granted under the Restated Plan:

  •
  expires, is cancelled or otherwise terminates without having been exercised or redeemed in full;

  •
  is reacquired by Thoratec prior to vesting; or

  •
  is repurchased at cost by Thoratec prior to vesting,

then the shares of Common Stock underlying the award will revert or be added to the share reserve and become available for issuance under the Restated Plan. For shares that revert or are added to the share reserve as provided above, the share reserve shall be increased by (i) one and seven tenths (1.7) shares for each share of Common Stock underlying a restricted stock bonus, restricted stock unit, phantom stock unit, performance share bonus, or performance share unit and (ii) one (1) share for each share of Common Stock underlying a stock option, restricted stock purchase right or stock appreciation right.

        Section 162(m) Limit.    Section 162(m) of the Code permits performance-based compensation meeting the requirements established by the Internal Revenue Service ("IRS") to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives. So that income recognized with respect to options and stock appreciation rights may qualify for full deductibility to the Company under Section 162(m), the Restated Plan limits awards to individual participants to no more than 350,000 shares of Common Stock subject to options or stock appreciation rights during any fiscal year, except for new employees, who may receive an award of options or stock appreciation rights covering up to an additional 250,000 shares of Common Stock, if such award is in connection with his or her initial service.

        Adjustments.    The number of shares issued or reserved pursuant to the Restated Plan, the share limits on grants of options and/or stock appreciation rights to a given participant, and the number of shares and exercise or base price for outstanding awards, is subject to adjustment on account of mergers, consolidations, reorganizations, recapitalizations, reincorporations, stock splits, spinoffs, stock dividends, extraordinary dividends and distributions, liquidating dividends, combinations or exchanges of shares, changes in corporate structure or other transactions in which we do not receive any consideration.

        Administration of the Restated Plan.    As authorized by the Restated Plan, our Board has delegated administration of the Restated Plan to the Compensation Committee, which acts as the Administrator. Unless otherwise determined by the Board, the Administrator will consist solely of two or more Board members who are "outside directors" for purposes of Section 162(m) of the Code and Non-Employee Directors (as defined in Rule 16b-3(b)(3) of the Exchange Act). The Board or the Administrator may delegate to a committee of one or more Board members or one or more Company officers the authority to grant or amend awards under the Restated Plan to participants other than (i) senior Company executives who are subject to Section 16 of the Exchange Act, (ii) employees who are "covered employees" within the meaning of Section 162(m) of Code, and (iii) Company officers or directors to whom the authority to grant or amend awards under the Restated Plan has been delegated. The Compensation Committee has the authority to perform the following actions, among others:

  •
  designate participants in the Restated Plan;

  •
  determine the type(s), number, terms and conditions of awards, as well as the timing and manner of grant, subject to the terms of the Restated Plan;

  •
  interpret the Restated Plan and establish, adopt or revise any rules and regulations to administer the Restated Plan; and

  •
  make all other decisions and determinations that may be required under the Restated Plan.

The Administrator will not have the authority to accelerate the vesting or waive the forfeiture of any performance-based awards.

        Options.    The Restated Plan provides that options must have an exercise price that is at least equal to 100% of the fair market value of our Common Stock on the date the option is granted. To the extent permitted in his or her option agreement and to the extent permitted by law, an option holder may exercise an option by payment of the exercise price in a number of different ways, including: (1) in cash or by check; (2) pursuant to a "same day sale" program; (3) by the surrender of shares of Common Stock already owned by the option holder; (4) by reduction of the number of shares of Common Stock otherwise issuable upon exercise of the option; (5) by reduction of our liability to the option holder; or (6) by some combination of the above. The vesting of options will generally be determined by the Administrator; provided, that if the vesting of an option is based on the option holder's continuous service, such option will not fully vest in less than three years and if based on performance criteria, such option will not fully vest in less than one year. Subject to the provisions of the Restated Plan regarding grants of incentive stock options to ten percent shareholders of the Company, no option will be exercisable after the expiration of ten (10) years from the date it was granted; incentive stock options granted to ten percent shareholders of the Company may not be exercisable after the expiration of five (5) years from the date they were granted.

        Restricted Stock Bonuses and Performance Share Bonuses.    Restricted stock bonuses and performance share bonuses are grants of Common Stock not requiring any monetary consideration, but subject to restrictions, as determined by the Administrator. Generally, unless the participant's award agreement provides otherwise, the participant may not sell, transfer, or otherwise dispose of the shares issued in the participant's name at the time of grant until those conditions are met. The vesting of restricted stock bonus awards will generally be based on the participant's continuous service; the vesting of performance share bonus awards will be based on the achievement of certain performance criteria, as determined by the Administrator. If the vesting of a restricted stock bonus award is based on the participant's continuous service, such restricted stock bonus will not fully vest in less than three years and if based on performance criteria, such restricted stock bonus will not fully vest in less than one year. A performance share bonus award will not fully vest in less than one year. In the event a participant's continuous service terminates or a participant fails to meet performance criteria, all unvested shares as of the date of termination will be reacquired by us at no cost to us.

        Awards to Non-Employee Directors.    The Restated Plan provides that the Board may grant stock awards to non-employee directors pursuant to a written non-discretionary formula established by the Compensation Committee, which will set forth the type of stock award(s) to be granted to non-employee directors, the number of shares of Common Stock to be subject to such awards, and the conditions on which such awards shall be granted, become exercisable and/or payable and expire.

        Restricted Stock Purchase Rights.    Restricted stock purchase rights entitle a participant to purchase shares of Common Stock that are subject to conditions determined by the Administrator. The purchase price will be determined by the Administrator but will be at least 100% of the fair market value of our Common Stock on the date of such award. Generally, unless the participant's award agreement provides otherwise, the participant may not sell, transfer, or otherwise dispose of the shares issued in the participant's name at the time of grant until those restrictive conditions are met. The vesting of restricted stock purchase rights will be determined by the Administrator for each grant. In the event a participant's continuous service terminates, we may repurchase all unvested shares as of the date of termination at the same price paid to us by the participant. No restricted stock purchase right will be exercisable after the expiration of ten (10) years from the date it was granted.

        Stock Appreciation Rights.    The Administrator may grant stock appreciation rights independently of or in connection with an option grant. The base price per share of a stock appreciation right will be at least 100% of the fair market value of our Common Stock on the date of grant. Each stock appreciation right will entitle a participant upon redemption to an amount no more than (a) the excess of (1) the fair market value on the redemption date of one share of Common Stock over (2) the base price, times (b) the number of shares of Common Stock covered by the stock appreciation right being redeemed. To the extent a stock appreciation right is granted concurrently with an option grant, the redemption of the stock appreciation right will proportionately reduce the number of shares of Common Stock subject to the concurrently granted option. Payment will be made in shares of Common Stock or in cash, or a combination of both, as determined by the Administrator. No stock appreciation right will be exercisable after the expiration of ten (10) years from the date it was granted.

        Phantom Stock Units.    A phantom stock unit is the right to receive the value of one share of Common Stock, redeemable upon terms and conditions set by the Administrator. Distributions upon redemption of phantom stock units may be in shares of Common Stock valued at fair market value on the date of redemption or in cash, or a combination of both, as determined by the Administrator.

        Restricted Stock Units and Performance Share Units.    The Administrator may award restricted stock units or performance share units, both of which entitle the participant to receive the value of one share of Common Stock per unit no earlier than the time the unit vests, with delivery of such value (distributed in shares of Common Stock or in cash) as soon as administratively practicable following vesting, unless the Administrator provides for an election to defer the value of vested units in the award agreement and the participant makes such an election prior to the vesting of any such units. For restricted stock units, vesting will generally be based on the participant's continuous service; for performance share units, vesting will be based on the achievement of certain performance criteria, as determined by the Administrator. If the vesting of a restricted stock unit is based on the participant's continuous service, such restricted stock unit will not fully vest in less than three years and if based on performance criteria, such restricted stock unit will not fully vest in less than one year. A performance share unit will not fully vest in less than one year. In the event a participant's continuous service terminates or a participant fails to meet performance criteria, the unvested portion of the participant's restricted stock units and performance share units will expire as of the date of termination.

        Transferability.    Unless otherwise determined by the Administrator or provided for in a written agreement setting forth the terms of an award, awards granted under the Restated Plan are not transferable other than by will or by the laws of descent and distribution.

        Change of Control.    If a change of control of Thoratec occurs, then the awards issued under the 2006 Plan may be subject to continuation, substitution, exchange for payment or termination. In the event of a change of control of Thoratec, if the successor corporation refuses to assume or substitute for an award, the Administrator may provide a cash amount in exchange for the cancellation of such award equal to the product of (x) the excess, if any, of the fair market value per share of Common Stock at such time over the exercise or redemption price, if any, times (y) the total number of shares then subject to such award; continue the awards; or notify such participants holding an award that they must exercise or redeem any portion of such award (including, at the discretion of the Board, any unvested portion of such award) at or prior to the closing of the transaction by which the change of control occurs and that the awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the change of control occurs. With respect to any other awards outstanding under the Restated Plan, such awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the change of control occurs.

        Acceleration of Vesting.    The Administrator may accelerate exercisability or vesting of any award granted under the 2006 Plan upon a change of control of Thoratec, or upon the death, disability or termination of service of the participant.

        No Repricing Without Shareholder Approval.    Without shareholder approval, the Administrator does not have the authority to effect an amendment of any outstanding options or SAR to reduce its price per share or the cancellation of any outstanding options or SAR and the grant in substitution therefore of new awards or cash when the price per share exceeds the fair market value of the underlying Common Stock. Subject to adjustment of awards as described below, the Administrator does have the authority, without the approval of the shareholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an award with the grant of an award having a price per share that is greater than or equal to the price per share of the original award.

        Amendment or Termination.    The Board may amend, suspend or terminate the Restated Plan in any respect at any time, subject to shareholder approval if such approval is required by applicable law or stock exchange rules. However, no amendment to the Restated Plan may materially impair any of the rights of a participant under any awards previously granted, without his or her written consent. In no event may an incentive stock option be granted under the Plan after March 13, 2024.

        Share Price.    On March 27, 2014, the last trading day prior the Record Date, the closing price of our Common Stock on NASDAQ was $34.66 per share.

Certain Federal Income Tax Consequences

        The Company believes that, based on the laws as in effect on the date of this Proxy Statement, the following are the principal federal income tax consequences to participants and the Company of options, stock appreciation rights and other types of stock awards granted under the Restated Plan. This summary is not a complete analysis of all potential tax consequences relevant to participants and the Company and does not describe tax consequences based on particular circumstances. State, local and foreign tax laws are not discussed.

        When a non-qualified stock option is granted with an exercise price at least equal to the fair market value of the Common Stock, there are no income tax consequences for the option holder or the Company at the time of grant. When a non-qualified stock option is exercised, in general, the option holder recognizes taxable income equal to the excess of the fair market value of the underlying Common Stock on the date of exercise over the aggregate exercise price, known as the "spread." The Company is entitled to a corresponding tax deduction equal to the taxable income recognized by the option holder for the taxable year that ends with or within the year in which the option holder recognized taxable income on the spread. The tax consequences associated with the grant of restricted stock purchase rights and the purchase of shares under those rights are substantially the same.

        When an incentive stock option is granted with an exercise price at least equal to the fair market value of the Common Stock, as required by law, there are no income tax consequences for the option holder or the Company at the time of grant. Generally, the option holder will not incur ordinary income tax, and the Company will not receive a deduction, when the option holder exercises the incentive stock option. However, the option holder may become subject to the alternative minimum tax upon exercise, depending upon the individual's tax situation.

        If the option holder disposes of the underlying Common Stock after the option holder has held the Common Stock for at least two years after the incentive stock option was granted and at least one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain for the option holder. In that case, the Company is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the underlying Common Stock by disposing of the Common Stock before it has been held for at least two years after the date the incentive stock option was granted and one year after the date the incentive stock option was exercised, the option holder recognizes compensation income in that tax year equal to the excess of (1) the fair market value of the underlying Common Stock on the date the incentive stock option was exercised or, if less, the amount received on the disposition, over (2) the option price. The Company is then entitled to a deduction equal to the compensation recognized by the option holder for the taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

        When a stock appreciation right is granted with an exercise price at least equal to the fair market value of the Company's Common Stock, there are no income tax consequences for the participant or the Company at the date of grant. When a stock appreciation right is redeemed, in general, the participant recognizes taxable income equal to the cash and/or the fair market value of the shares received upon redemption in an amount equal to the spread. The Company is entitled to a deduction equal to the taxable income recognized by the participant.

        When a restricted stock bonus award is granted, if the shares under the award are unvested and subject to the Company's unvested share reacquisition right upon termination of employment prior to full vesting of those shares, the recipient will not generally recognize any taxable income at the time of the award. As and when the shares vest and the Company's unvested share reacquisition right lapses, the recipient will have to report as ordinary income an amount equal to the fair market value of the shares on the date such shares vest less any amount paid for the award. Notwithstanding the foregoing, if the recipient receives unvested shares subject to the Company's unvested share reacquisition right, the recipient may elect under Section 83(b) of the Code to recognize income at the time of the award. In each case, the Company will be entitled to a deduction equal to the taxable income recognized by the recipient for the taxable year that ends with or within the taxable year in which the recipient recognized the income.

        When a restricted stock unit award is granted, a participant will generally not recognize taxable income at the time of the grant. When an award is paid (assuming the award is settled at the time that the award vests), the participant will recognize ordinary income. In the event of an award that is settled in shares of the Company's Common Stock at a time following the vesting date, income tax may be deferred beyond vesting and until shares are actually delivered to the participant if deferred in compliance with the timing of distributions and other requirements under Section 409A of the Code. The Company will be entitled to a deduction at the time the participant recognizes income.

        The current federal income tax consequences of other grants authorized under the Restated Plan generally follow certain basic patterns: performance share bonuses, performance share units and phantom stock units are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid (other than employment taxes which are generally paid at the time such compensation is deferred or vested). In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

New Plan Benefits

        Except with respect to Initial Grants and Annual Grants to non-executive directors, which for the fiscal year ending January 3, 2015 are shown in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Restated Plan will be determined in the discretion of the Administrator in the future, and the Administrator has not made any determination to make future grants to any persons under the Restated Plan as of the date of this Proxy Statement. Therefore, other than as disclosed in the table below with respect to non-executive directors, it is not possible to determine the benefits that will be received in the future by participants in the Restated Plan.

Name	Dollar Value ($)
Gerhard F. Burbach	—
David A. Lehman	—
Taylor C. Harris	—
Executive Group	—
Non-Executive Director Group	1,475,000	(1)
Non-Executive Officer Employee Group	—

(1)
Immediately following each annual meeting of the Company's shareholders, each continuing non-employee director will receive a restricted stock unit grant consisting of that number of shares of the Company's Common Stock calculated by dividing $175,000 by the closing trading price of the Company's Common Stock on the date of grant. Upon commencing service on the Board, each newly appointed or elected non-employee director will receive a restricted stock unit grant consisting of that number of shares of the Company's Common Stock calculated by dividing $250,000 by the per share closing trading price of our Common Stock on the date of grant.

Equity Award Grants Under the Equity Plan

        The following table sets forth summary information concerning the number of shares of our Common Stock subject to awards made under the 2006 Plan since the 2006 Plan's inception through March 17, 2014.

Name	Stock Option Grants (#)	Weighted Average Exercise Price ($)	Restricted Stock Awards (#)	Restricted Stock Units (#)	Performance Share Units (#)
Gerhard F. Burbach	767,053	29.09	84,444	289,972	20,823
David A. Lehman	191,916	28.32	18,967	66,130	13,349
Taylor C. Harris	88,754	34.39	—	48,790	15,255
All current executive officers as a group (3 persons)	1,047,723	29.40	103,411	404,892	49,427
All current non-employee directors as a group (8 persons)	—	—	72,000	186,685	—
Neil F. Dimick	—	—	15,000	26,322	—
J. Daniel Cole	—	—	15,000	26,322	—
Steven H. Collis	—	—	12,000	26,322	—
D. Keith Grossman	—	—	15,000	26,322	—
William A. Hawkins, III	—	—	—	18,680	—
Paul A. LaViolette	—	—	—	28,322	—
Daniel M. Mulvena	—	—	15,000	26,322	—
Todd C. Schermerhorn	—	—	—	8,073	—
Each associate of any such directors, executive officers or nominees	—	—	—	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	3,279,861	27.20	950,526	3,248,947	55,887

Required Vote; Recommendation of the Board

        The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to approve the Restated Plan. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the Restated Plan. Should such approval not be obtained, then the Restated Plan will not become effective and the 2006 Plan will continue in its current form.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE "FOR" APPROVAL OF THE
THORATEC CORPORATION AMENDED AND RESTATED 2006 INCENTIVE STOCK PLAN

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

        The following table provides information as of December 28, 2013 regarding securities authorized for issuance under the Company's equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	2,261,371	$29.68	3,613,840	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	2,261,371	$29.68	3,613,840

(1)
Consists of the 2006 Plan, the 1997 Stock Option Plan, and the 2002 Employee Stock Purchase Plan (the "2002 ESPP").

(2)
Includes 279,350 shares available for future issuance under the 2002 ESPP as of December 28, 2013.

 PROPOSAL FIVE

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
("SAY-ON-PAY VOTE")

Background

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables our shareholders to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC's rules.

Summary

        We are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers, as such compensation is described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement, beginning on page 43. Our compensation program for our Named Executive Officers is designed to attract, motivate and retain qualified executives with substantive experience in the development, invention, regulatory approval, manufacture, marketing and sale of medical devices. The following is a summary of some of the underlying principles of our Named Executive Officer compensation program. We urge our shareholders to review the "Compensation Discussion and Analysis" section of this Proxy Statement and executive-related compensation tables for more information.

        We pay for performance by rewarding and differentiating among executives based on both overall company performance and individual performance. In addition to the annual variable cash incentive compensation, which is tied to both Company financial goals and individual performance goals, the Compensation Committee considers annual adjustments to compensation levels and short-term and long-term incentive compensation components based on each Named Executive Officer's performance, among other factors.

        We believe that our Named Executive Officer compensation program is aligned with our strategic business goals consistent with our corporate values. One element of our compensation program is annual variable cash incentive compensation that provides incentives for our Named Executive Officers to achieve the goals that we believe are most important to the near- and long-term success of the Company, as measured against specific performance criteria tied to both Company financial goals and individual performance goals.

        In addition, our long-term equity incentives, consisting of both stock options and restricted stock units, are designed to provide the Named Executive Officers with an equity stake in the Company so as to align the Named Executive Officers' interests with those of our shareholders. Stock options provide an opportunity for the Company to reward its Named Executive Officers if our share price increases and vest over a period of four years, which incentivizes long-term performance and retention. Awards of restricted stock units align the interests of Named Executive Officers with the interests of shareholders through awards that are directly tied to stock ownership, increase the reward to the Named Executive Officers when our stock price increases, and serve as a retention tool for the Named Executive Officers. Stock options and restricted stock units both link our Named Executive Officers' pay to shareholder value, but stock options put significant compensation value at risk in relation to increases in shareholder value, while restricted stock units are particularly effective as a retention tool.

        In early 2014, our Compensation Committee expanded our long-term equity incentive program to include grants of performance share units. Each performance share unit granted in 2014 may convert into up to 1.5 shares of our Common Stock based upon the attainment of certain performance objectives measured over a two year period and vest with respect to 50% of the performance share units on the second anniversary of the date of grant and with respect to 25% of the performance share units on each anniversary of the grant date thereafter, in each case, subject to continued employment through the vesting date.

        Another key principle of our Named Executive Officer compensation program is that total direct compensation should be competitive to, and generally in line with, that provided by our peers. To that end, consistent with prior years, in 2013 the Compensation Committee retained Radford, an independent compensation consultant, to prepare competitive market studies and to assist the Compensation Committee with assessing the competitiveness of the Named Executive Officers' total direct compensation as compared to executives with comparable experience in similar positions and job-related responsibilities at companies in the medical technology industry of comparable size and, to the extent possible, geographic location.

Required Vote; Recommendation

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to approve, on an advisory, non-binding basis, the compensation of the Company's Named Executive Officers. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval, on an advisory, non-binding basis, of the compensation of the Company's Named Executive Officers.

        Our Board believes that the information provided above and within the "Compensation Discussion and Analysis" and compensation tables included in this Proxy Statement demonstrates that our Named Executive Officer compensation program was designed appropriately and is working to ensure that management's interests are aligned with our shareholders' interests and support long-term value creation.

        The following resolution will be submitted for a shareholder vote at the annual meeting:

  RESOLVED, that the shareholders of Thoratec Corporation approve, on an advisory basis, the compensation of Thoratec's Named Executive Officers, as disclosed in the "Compensation Discussion and Analysis", compensation tables and narrative discussion set forth in this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE ADVISORY (NON-BINDING) VOTE APPROVING THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 PROPOSAL SIX

RATIFICATION OF INDEPENDENT AUDITORS

        In accordance with its charter, the Audit Committee has selected Deloitte & Touche LLP ("Deloitte & Touche"), independent auditors, to audit the Company's consolidated financial statements for fiscal 2014. The Board is asking shareholders to ratify the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year ending January 3, 2015.

        Deloitte & Touche has served as our independent auditors since our inception. In accordance with standing policy, Deloitte & Touche periodically changes the personnel who work on our audit. In addition to performing the audit of our consolidated financial statements, Deloitte & Touche provided various other audit-related services during fiscal years 2013 and 2012. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they wish to do so. Additionally, they will be available to respond to appropriate shareholder questions.

        Shareholder ratification of the selection of Deloitte & Touche as the Company's independent auditors is not required by the Company's By-Laws or applicable law. However, the Audit Committee is submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and its shareholders' best interests.

Required Vote; Recommendation of the Board

        The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche as the Company's independent auditors for the fiscal year ending January 3, 2015. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Brokers who do not receive voting instructions from their clients on the proposal have the discretion to vote these uninstructed shares. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of Deloitte & Touche.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

        The Audit Committee of the Board serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control and audit process.

        Management has primary responsibility for preparing the Company's financial statements and for the Company's financial reporting process. The Company's independent auditors, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

        The Audit Committee hereby reports as follows:

  •
  The Audit Committee has reviewed and discussed the audited financial statements with management.

  •
  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees).

  •
  The Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

  •
  The Audit Committee has also considered whether the provision of other non-audit services by Deloitte & Touche LLP to the Company is compatible with the auditors' independence.

        Based on the review and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended December 28, 2013 be included in the Company's 2013 Annual Report on Form 10-K for filing with the SEC.

        Each of the members of the Audit Committee is independent as defined under the listing standards of NASDAQ.

Submitted By: The Audit Committee
Todd C. Schermerhorn, Chairman J. Daniel Cole Neil F. Dimick

1
The Audit Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that our Company specifically incorporates such report by reference, and such report will not otherwise be deemed to be soliciting material to be filed under such acts.

FEES PAID TO ACCOUNTANTS FOR SERVICES RENDERED DURING FISCAL YEARS 2013 AND 2012.

        The fees billed to our Company for the fiscal years ended December 28, 2013 and December 29, 2012 by Deloitte & Touche, along with the member firms of Deloitte & Touche Tohmatsu and their respective affiliates, are presented below.

  Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the Company's annual financial statements for the years ended December 28, 2013 and December 29, 2012 and fees billed for other services rendered by Deloitte & Touche, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates during those periods. Amounts for fiscal 2013 include billings received during fiscal 2013 and fiscal 2014 and estimates of unbilled time for work related to the fiscal 2013 audit. Amounts for fiscal 2012 include billings received during fiscal 2012 and fiscal 2013.

	Fiscal Year 2013	Fiscal Year 2012
Audit Fees	$1,566,985	$1,536,045
Audit-Related Fees	$39,375	—
Tax Fees	$124,898	$106,409
All Other Fees	—	—

Total	$1,731,258	$1,642,454

        Audit Fees primarily represent amounts paid for the audit of the Company's annual financial statements, reviews of SEC Forms 10-Q and 10-K, audit of the Company's internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and statutory audit requirements at non-U.S. locations. The 2013 Audit Fees includes estimated fees of $40,000 and $20,000, related to the 2013 audits of our United Kingdom subsidiary, Thoratec Europe Limited, and Switzerland subsidiary, Thoratec Switzerland GmbH, respectively, which have not occurred yet.

        Audit-Related Fees primarily relate to assurance and related services for acquisition due diligence and review of regulatory and statutory filings.

        Tax Fees primarily relate to acquisition related tax services.

  Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

        It is the policy of the Audit Committee to approve in advance all audit and permissible non-audit services to be provided to the Company by its independent auditors. The Audit Committee may delegate the authority to pre-approve such services to a designated member or members of the Audit Committee, so long as any such delegated approvals are disclosed to the full Audit Committee at its next scheduled meeting. The Audit Committee approved all audit, audit-related, tax and other services provided by Deloitte & Touche for fiscal years 2013 and 2012 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee. The Audit Committee reviews any non-audit procedures on an ongoing basis to ensure that the rendering of any such services is compatible with maintaining Deloitte & Touche's independence.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of February 22, 2014 by:

  •
  Each of our directors and nominee for director;

  •
  Each Named Executive Officer, as defined in the "Executive Compensation" section below;

  •
  All directors and executive officers as a group; and

  •
  Each person who is known by us to own beneficially more than 5% of our Common Stock.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percent of Shares Beneficially Owned(2)
BlackRock, Inc.(3)	7,284,009	12.8%
40 East 52nd Street
New York, NY 10022
Eagle Asset Management, Inc.(3)	3,972,352	7.0%
880 Carillon Parkway
St. Petersburg, FL 33716
The Vanguard Group, Inc.(3)	3,842,836	6.8%
100 Vanguard Blvd.
Malvern, PA 19355
Gerhard F. Burbach(4)	440,781	*
David A. Lehman(5)	127,340	*
Taylor C. Harris(6)	40,315	*
J. Daniel Cole	32,461	*
Neil F. Dimick	26,600	*
D. Keith Grossman(7)	17,199	*
Steven H. Collis	16,941	*
Paul A. LaViolette	11,691	*
Daniel M. Mulvena	5,168	*
William A. Hawkins, III	5,121	*
Todd C. Schermerhorn	0	*
Martha H. Marsh	0	*
Directors and Executive Officers as a Group (11 persons)(8)	723,617	1.3%

*
Less than 1%

(1)
Unless otherwise indicated, the address of the persons set forth above is the address of our principal executive offices appearing elsewhere in this Proxy Statement.

(2)
Applicable percentage ownership for each shareholder is based on 56,761,684 shares of Common Stock outstanding as of February 22, 2014, together with applicable options and restricted stock units ("RSUs") for such shareholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to the shares. Beneficial ownership also includes shares of Common Stock subject to options and warrants exercisable or convertible within 60 days of February 22, 2014 and RSUs vesting within 60 days of February 22, 2014. Shares of Common Stock subject to outstanding options exercisable and RSUs vesting within 60 days of February 22, 2014 are deemed outstanding for computing the percentage of ownership of the person holding such options and RSUs, but are not deemed outstanding for computing the percentage ownership of any other person. Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to our knowledge, each shareholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder and such shares have not been pledged as security by the shareholder.

(3)
The number of shares beneficially owned is based on the named shareholder's most recent filings with the SEC on Schedule 13G and/or Schedule 13F as of December 31, 2013 for each of BlackRock, Inc., Eagle Asset Management, Inc. and The Vanguard Group, Inc.

(4)
Includes 363,136 shares of Common Stock subject to options to purchase Common Stock that, on February 22, 2014, were unexercised, but were exercisable on or within 60 days after that date and 53,625 shares of Common Stock subject to RSUs that, on February 22, 2014, were unvested, but were expected to vest on or within 60 days after that date.

(5)
Includes 101,879 shares of Common Stock subject to options to purchase Common Stock that, on February 22, 2014, were unexercised, but were exercisable on or within 60 days after that date and 11,811 shares of Common Stock subject to RSUs that, on February 22, 2014, were unvested, but were expected to vest on or within 60 days after that date.

(6)
Includes 26,562 shares of Common Stock subject to options to purchase Common Stock that, on February 22, 2014, were unexercised, but were exercisable on or within 60 days after that date and 6,946 shares of Common Stock subject to RSUs that, on February 22, 2014, were unvested, but were expected to vest on or within 60 days after that date.

(7)
Includes 17,199 shares of Common Stock held by the D. Keith Grossman & Hallie Hildebrand Grossman, TTEES Grossman Family Trust. Mr. Grossman is a trustee of the trust, with shared voting and investment power of the shares held in the trust.

(8)
Includes 491,577 shares of Common Stock subject to options to purchase Common Stock that, on February 22, 2014, were unexercised, but were exercisable on or within 60 days after that date and 72,382 shares of Common Stock subject to RSUs that, on February 22, 2014, were unvested, but were expected to vest on or within 60 days after that date.

 COMPENSATION DISCUSSION AND ANALYSIS

        This "Compensation Discussion and Analysis" discusses the principles underlying the material components of our executive compensation program for our executive officers who are named in the "Summary Compensation Table" below and the factors relevant to an analysis of these policies and decisions. For the fiscal year ending on December 28, 2013, our "Named Executive Officers" were Gerhard F. Burbach, President and Chief Executive Officer; David A. Lehman, Senior Vice President, General Counsel and Secretary; and Taylor C. Harris, Vice President and Chief Financial Officer.

OVERVIEW OF 2013

        Worldwide demand for LVAD therapy continued to increase in 2013, while we executed a successful commercial launch of HeartMate II in Japan and also experienced robust growth in our CentriMag product line both in the U.S. and internationally. However, entry of a new competitor in the U.S. market significantly impacted revenue growth in 2013, as U.S. revenues declined 2.5 percent despite our effective competitive performance. Total revenues in fiscal 2013 increased 2.3 percent over those in fiscal 2012; net income on a GAAP basis in fiscal 2013 was $73.3 million, or $1.26 per diluted share, versus GAAP net income of $56.2 million, or $0.94 per diluted share, in fiscal 2012. We ended fiscal 2013 with 365 HeartMate II centers globally, an increase of 42 centers including 14 centers established in Japan during the year.

        We believe that the Named Executive Officers were instrumental in achieving our financial performance and company successes. In an effort to, among other things, align compensation with our strategic business goals, remain competitive for leadership talent, reward corporate financial and individual performance, align the interests of the Named Executive Officers and shareholders and manage risks, the Board and the Compensation Committee took the following key compensation actions:

  •
  Increased Base Salaries of the Named Executive Officers.  In line with our pay-for-performance philosophy, base salary increases were determined based on individual performance and other relevant factors, such as peer group compensation benchmarking. The resulting base salary increases in fiscal 2013 equaled three percent for Mr. Burbach, four percent for Mr. Lehman and 12 percent for Mr. Harris during fiscal 2013, which kept Messrs. Burbach and Lehman at the 50th percentile of our peer group and moved Mr. Harris closer to the 50th percentile of our peer group.

  •
  Awarded Cash Incentive Compensation.  The Named Executive Officers earned a cash performance bonus tied to the achievement of financial goals and individual performance goals that the Compensation Committee determined to be important to the success of the Company, including, revenue and non-GAAP income before tax performance. The Compensation Committee reviews the cash incentive program annually to ensure that the program provides adequate incentives to Named Executive Officers.

  •
  Awarded Long Term Equity Incentive Compensation.  The Named Executive Officers were granted long-term equity incentives through a mix of stock options and restricted stock units in order to link our Named Executive Officers' pay to shareholder value, increase stock ownership and act as a retention tool. In line with our pay-for-performance philosophy, the size of each equity award grant was determined based upon, among other things such as peer group competitiveness, the Named Executive Officer's individual performance.

  •
  Stock Ownership Guidelines.  In early 2011, the Compensation Committee adopted stock ownership guidelines for the Company's officers of the rank of vice president and above, including the Named Executive Officers, to help ensure the continued alignment of the interests of our Named Executive Officers and our shareholders. These stock ownership guidelines work in conjunction with our insider trading policy, which prohibits officers, including the Named Executive Officers, from engaging in short sales, transactions in put or call options, hedging transactions, pledging the Company's securities or other inherently speculative transactions with respect to the Company's securities at any time.

OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

        Our compensation program for our Named Executive Officers is designed to attract, motivate and retain qualified executives with substantive experience in the development, invention, regulatory compliance, manufacture, marketing and sale of medical devices. Our Named Executive Officer compensation program is based on the following underlying principles:

  •
  The Named Executive Officer compensation program and payouts should be aligned with our strategic business goals consistent with our corporate values;

  •
  Named Executive Officers' total direct compensation (consisting of salary, annual incentive compensation, and long-term equity incentive opportunities) should be competitive;

  •
  The Company should pay for performance by rewarding and differentiating among executives based on both overall company performance and individual performance;

  •
  The Named Executive Officer compensation program should align the interests of our Named Executive Officers with those of our shareholders; and

  •
  The Company should manage risk through oversight and compensation design features and practices and through a balanced approach to performance measurement and pay delivery.

        The Compensation Committee assesses our Named Executive Officer compensation program annually to monitor our adherence to these principles.

DETERMINING EXECUTIVE COMPENSATION

        As discussed in further detail below, the Compensation Committee, with the assistance of its independent compensation consultant, Radford, and input from management and the members of the Board, determines compensation levels for our Named Executive Officers by compiling external market data and assessing the competitiveness of our compensation levels relative to such market data while taking into account each Named Executive Officer's level of responsibility, individual performance, level of experience, and tenure with the Company.

Compensation Consultant

        Consistent with prior years, in fiscal 2013, Radford, an independent compensation consultant, was retained by the Compensation Committee. The Compensation Committee requested Radford to prepare competitive market studies as to, and advise the Compensation Committee on, both executive and director compensation, including base salary or fees, cash incentive compensation, and long-term equity incentive compensation for fiscal 2013. As discussed in "Board of Directors Structure and Compensation—Compensation Committee" section in this Proxy Statement, the Compensation Committee has determined that Radford does not have any business or personal relationship with Thoratec, its executives or members the Compensation Committee that raises any conflicts of interest with its selection as an independent compensation consultant to the Compensation Committee.

Competitive Market Analysis

        Each year the Compensation Committee, with the assistance of Radford, reviews the competitiveness of the Named Executive Officers' total direct compensation (consisting of base salary, annual cash incentive compensation and long-term equity incentive compensation). In addition, the Compensation Committee also reviews the prevalence of other elements of compensation, such as change of control and severance benefits and executive-level benefit plans, as part of this annual study.

        The goal of the Compensation Committee's market analysis is to assess the competitiveness of the Named Executive Officers' total direct compensation as compared to executives with comparable experience in similar positions and job-related responsibilities at companies in the medical technology industry of comparable size and, to the extent possible, geographic location. The Compensation Committee and Radford, with input from management, have developed a primary peer group of corporations, the compensation programs of which are reviewed for this annual market study.

        The primary peer group consists of medical device companies of generally comparable size, based upon market capitalization and annual revenue, and organizational complexity and scale, based on number of employees. We have chosen not to limit the primary peer group to our immediate geographic peers as we compete for experienced executives in various other geographic regions where biotechnology/biomedical/pharmaceutical companies are located (including the San Francisco Bay Area, central New Jersey, Minneapolis and the greater Boston area). This primary peer group is used to formally benchmark each element of total direct compensation (described in more detail below).

        In developing the primary peer group and comparison information, the Compensation Committee and Radford generally relied on compensation information reported in the peer group companies' public filings.

        The following seventeen companies comprised the primary peer group for fiscal 2013 decision making. As compared to our peer group for fiscal 2012, our peer group for fiscal 2013 was amended to remove two companies, SonoSite, Inc. and ZOLL Medical, that had been acquired and are no longer public companies and to add Globus Medical, Inc. and Nx Stage Medical, Inc., which are appropriate based on the criteria described above. As compared to this peer group, we are at approximately the 20th percentile for number of employees, the 44th percentile for revenues and the 69th percentile for market capitalization.

Abiomed Inc.	Globus Medical, Inc.	NuVasive, Inc.
Align Technology, Inc.	Haemonetics Corporation	Nx Stage Medical, Inc.
Arthrocare Corporation	HeartWare International	ResMed Inc.
Cooper Companies	Integra LifeSciences Holdings Corporation	Volcano Corporation
Cyberonics, Inc.	Intuitive Surgical, Inc.	Wright Medical Group, Inc.
Edwards LifeSciences Corporation	Masimo Corporation

        The Compensation Committee targets base salaries for our Named Executive Officers at the 50th percentile, total cash compensation (comprised of base salary and annual incentive compensation) at the 75th percentile, and total direct compensation (comprised of base salary, annual incentive compensation and equity compensation) at the 75th percentile in each case, as compared to the primary peer group. The Compensation Committee has determined that providing compensation at these levels allows us to control base salaries while providing sufficient incentives to attract and retain highly qualified executives, remaining geographically competitive (taking into account the relatively high cost of our market as compared to other areas of the country) and adhering to the principles outlined above. The actual targeted total direct compensation for each Named Executive Officer may be above or below the 75th percentile, reflecting the Named Executive Officer's overall individual contribution, scope of responsibilities, level of experience, and tenure with the organization. References in this "Compensation Discussion and Analysis" to "market" refer to the review of the primary peer group, as discussed above.

        In addition to the primary peer group, the Compensation Committee also reviews the compensation practices of medical device companies that are much larger than Thoratec based on number of employees, market capitalization and revenue. The Compensation Committee does not use information regarding these larger companies to formally benchmark the compensation levels provided to our Named Executive Officers (due to differences in the scope of job responsibilities for executives holding similar titles); however, the Compensation Committee does review the compensation practices and programs of these market leaders for purposes of determining and confirming best practices in our industry.

Compensation Determinations

        In addition to the market analysis, in making compensation decisions the Compensation Committee also takes into account recommendations from our chief executive officer and our vice president of human resources, as well as information from other members of the Board.

        For each Named Executive Officer other than the chief executive officer, the chief executive officer makes recommendations for annual adjustments to compensation levels and short-term and long-term incentive compensation components to the Compensation Committee based upon his assessment of each Named Executive Officer's performance, retention risks, potential within the organization and the results of the market study described above. The Compensation Committee reviews with the chief executive officer these assessments and recommendations and determines whether or not to approve and/or modify the recommendations. The chief executive officer's performance with respect to his individual factors is evaluated by the Compensation Committee with input from the Board. The Compensation Committee makes recommendations to the Board regarding annual adjustments to the chief executive officer's compensation levels and short-term and long-term incentive compensation components based on these assessments. The Board then determines the compensation for the chief executive officer based on these recommendations.

Shareholder Advisory Vote on Executive Compensation

        At our 2011 Annual Meeting of Shareholders, our shareholders voted in a non-binding advisory vote in favor of having a non-binding shareholder vote on executive compensation once every year. The next such non-binding advisory vote to approve the frequency of our non-binding shareholder vote on executive compensation will take place at our 2015 Annual Meeting of Shareholders.

        At our 2013 Annual Meeting of Shareholders, our shareholders voted in a non-binding advisory vote to approve the compensation of our Named Executive Officers. The Compensation Committee reviewed the result of the shareholders' advisory vote on executive compensation. In light of the approval by a substantial majority of our shareholders of the compensation programs described in our 2013 proxy statement (representing almost 93% of the shares represented in person or by proxy at the meeting and entitled to vote), the Compensation Committee did not implement changes to our executive compensation programs. The compensation for each of the Company's Named Executive Officers for fiscal year 2013 reflects each executive's individual contribution to the Company, taking into account level of experience and tenure with the Company, scope of responsibilities and continued improvements in performance, as well as the results of the Company's financial and operating performance. Additionally, based on the shareholder vote in favor of having a non-binding shareholder vote on executive compensation once every year, the Board approved the submission of the executive compensation to the shareholders for an advisory vote at the 2014 Annual Meeting of Shareholders. See Proposal Five—Advisory Vote to Approve the Compensation of our Named Executive Officers.

ELEMENTS OF EXECUTIVE COMPENSATION

        The Named Executive Officer compensation program is comprised of the following elements, although not all the Named Executive Officers receive each element listed under "other compensation and benefits":

  •
  Total direct compensation, consisting of:

  •
  Base salary;

    •
    Annual cash incentive compensation; and

    •
    Long-term equity incentive compensation (including stock options and restricted stock units).

  •
  Other compensation and benefits, consisting of:

  •
  Participation in welfare benefit plans; and

  •
  Participation in tax-qualified and nonqualified deferred compensation plans.

  •
  Severance and change of control benefits.

  •
  Certain limited perquisites and other personal benefits.

Base Salaries

        We offer all of our Named Executive Officers an annual base salary to compensate them for services rendered during the year. Base salaries are essential for the attraction and retention of talented executives. They provide financial certainty and stability, reward individual performance and are determined consistent with the methodology outlined above. Salaries are reviewed annually by the Compensation Committee, but do not automatically increase.

        For 2013, the Compensation Committee targeted base salaries for the Named Executive Officers at the 50th percentile of our primary peer group. The following summarizes adjustments (if any) made to base salaries for the Named Executive Officers during 2013:

  •
  Gerhard F. Burbach received a 3.00% increase in base pay increasing his base pay from $556,920 to $573,628 annually. This increase was based on his individual performance and his position relative to market levels as provided by our peer group analysis. Following the increase, Mr. Burbach's base salary was slightly below the 50th percentile for our peer group companies.

  •
  David A. Lehman received a 4.00% increase in base pay increasing his base pay from $327,476 to $340,575 annually. This increase was based on his individual performance, scope of responsibilities, and position relative to market levels as provided by our peer group analysis. Following the increase, Mr. Lehman's base salary was in the 50th percentile for our peer group companies.

  •
  Taylor C. Harris received a 12.00% increase in base pay increasing his base pay from $275,000 to $308,000 annually. This increase was based on his individual performance, scope of responsibilities, and a desire to achieve greater alignment with market levels as provided by our peer group analysis. Following the increase, Mr. Harris's base salary was below the 50th percentile for our peer group companies.

Annual Cash Incentive Compensation

        We provide all Named Executive Officers the opportunity to earn variable cash compensation under our Corporate Executive Incentive Plan. The purpose of this plan is to reward the Named Executive Officers for performance during a single fiscal year and to provide appropriate incentives for them to achieve those goals that are most important to the near and long-term success of the Company, as measured against specific performance criteria relative to financial results and individual performance. For 2013, the Compensation Committee targeted total cash compensation provided to the Named Executive Officers, comprised of annual base salary and annual incentive compensation opportunities at the target level, at the 75th percentile of our primary peer group. Target incentive bonus opportunities, expressed as a percentage of base salary, for the Named Executive Officers for fiscal 2013 were as follows (in each case these levels were determined consistent with the methodology outlined above):

Named Executive Officer	2013 Target Bonus Percentage
Gerhard F. Burbach	100%
David A. Lehman	60%
Taylor C. Harris	50%

        These target bonus percentages for the Named Executive Officers were determined by the Compensation Committee after reviewing the target bonus percentages of similarly situated executives at the companies that comprise our primary peer group. The actual annual bonus paid to each Named Executive Officer is determined based upon the Named Executive Officer's target bonus multiplied by the Named Executive Officer's relative achievement with respect to his or her individual performance goals and the Company's achievement of two equally-weighted financial goals (each described in more detail below). For fiscal 2013, 20% of the target bonus percentages for Messrs. Burbach, Lehman and Harris was comprised of achievement of individual performance goals, and 40% was comprised of achievement of each financial goal.

Financial Goals

        As noted above, the annual bonus paid to each Named Executive Officer is based in part upon the achievement of two equally-weighted financial goals. The performance measures used for these financial goals are reviewed and set annually by the Compensation Committee, in consultation with management, to assure that they align with what the Compensation Committee and management believe are the most important drivers of both annual financial performance and long-term shareholder value. Under the Corporate Executive Incentive Plan, in which each Named Executive Officer participates, the financial targets for fiscal 2013 were based upon the Company's overall revenue and non-GAAP income before tax, adjusted to exclude the U.S. medical device excise tax and bonus compensation. The Compensation Committee chose revenue and non-GAAP income before tax as the performance metrics under the Company's annual bonus plan, with equal weighting, as it believes that non-GAAP income before tax is an important indicator of the Company's current profitability and a priority to the Company's shareholders, and that because we are a growth company, revenue is an important indicator of the Company's potential for increasing long-term shareholder value. Non-GAAP income before tax means GAAP net income before taxes excluding share-based compensation expense, amortization of purchased intangibles assets, acquisition-related transaction costs, and acquisition-related adjustments related to contingent consideration.

        The achievement of each of these goals for purposes of calculating the annual bonus for our Named Executive Officers is determined independently based on a formula that compares actual achievement to the performance target for the year. Achievement of a financial goal below the threshold level results in no payout for that goal. With respect to achievement of a financial goal between the threshold and target levels, the payout percentage for that goal increases linearly as the actual achievement increases from the threshold level to the target level. In the event of achievement above the target level for either financial goal, the payout percentage is increased by the average of overachievement modifiers for each of the revenue and non-GAAP income before tax goals. The revenue modifier is calculated as a 6.67% increase for each 1% of revenue performance above the target and the non-GAAP income before tax modifier is calculated as a 4% increase for each 1% of non-GAAP income before tax performance above the target. However, this increased payout percentage is capped such that a Named Executive Officer's total annual bonus may not exceed 200% of the Named Executive Officer's target bonus. The Compensation Committee believes that incorporating this type of leverage and payment acceleration in the annual bonus formula encourages superior performance and fosters greater initiative, resourcefulness, teamwork and efficiency among our Named Executive Officers and other members of senior management.

        In March 2014, the Compensation Committee determined that the revenue measure had been achieved at $502.821 million and that the non-GAAP income before tax measure had been achieved at $160.106 million, corresponding to achievement percentages of 79.4% and 67.9%, respectively. The following table sets forth the fiscal 2013 financial goals set by the Compensation Committee and the achievement of those goals (dollar amounts in thousands):

	Threshold Level	Target Level	Actual Achievement Amount	Actual Achievement Percentage
Corporate Executive Incentive Plan
2013 Revenue	$471,953	$524,392	$502,821	79.4%
2013 Non-GAAP Income Before Tax	$155,783	$183,274	$160,106	67.9%

Individual Performance Goals

        At the beginning of each year, the Compensation Committee, with input from our chief executive officer and vice president of human resources, establishes individual performance goals for each Named Executive Officer, other than the chief executive officer. Individual performance goals for the chief executive officer are developed by the Compensation Committee and are reviewed and approved by the Board. These qualitative performance goals vary by Named Executive Officer and focus on strategic, operational and project-oriented objectives for the functional areas over which the Named Executive Officer has responsibility. The Compensation Committee designs these objectives to drive long-term growth and strategic positioning, although these objectives do not necessarily translate into current year financial results. For 2013, the individual performance goals represented 20% of the target bonus percentage for each of Messrs. Burbach, Lehman and Harris. The individual performance goals established by the Board for the chief executive officer and the individual performance goals established by the Compensation Committee for each of the other Named Executive Officers are described below.

        At year end, the Compensation Committee evaluates the performance of each Named Executive Officer relative to these qualitative and quantitative goals based upon the chief executive officer's recommendations, except for the evaluation of the chief executive officer, which the Compensation Committee and the Board determine directly. These qualitative goals require subjective evaluation. The determination of the overall individual performance target achievements involves the Board's or the Compensation Committee's subjective process of evaluation, including the consideration of such subjective factors as overall performance of the individual against individual goals and external conditions and events affecting the goals. The respective achievement determinations for fiscal 2013 are set forth below.

        Mr. Burbach's goals were to: drive the successful achievement of the Company's operating plans with a focus in the areas of market leadership, product innovation and quality improvement; advance key strategic imperatives, including expanding the Company's acute mechanical circulatory support programs and identifying and appropriately advancing additional diversification opportunities; and build organizational capabilities to support the continued growth and success of Thoratec. The Board assessed Mr. Burbach's 2013 performance against each of his individual performance goals and determined that in total Mr. Burbach achieved 65.2% of his individual performance goals.

        Mr. Lehman's goals were to: provide leadership to the review of intellectual property strategy for HeartMate II; develop enhanced procedures related to the Company's Intellectual Property Committee; provide legal support for the Company's intellectual property goals related to product innovation projects; provide legal and compliance support for the Company's acute mechanical circulatory support programs; drive key Company compliance program objectives, including document retention program, Sunshine Act and HIPAA projects; and provide corporate and legal leadership to the acquisition of the DuraHeart II platform from Terumo Corporation The Compensation Committee assessed Mr. Lehman's 2013 performance against each of his individual performance goals and determined that in total Mr. Lehman achieved 83.7% of his individual performance goals.

        Mr. Harris's goals were to: drive the organizational development and efficiency of the Finance Department; enhance the Finance Department's support of broader business initiatives; refine the Company's corporate finance and long-term tax strategy; enhance the Company's investor relations function; and provide leadership to key projects of the Board, including supporting the on-boarding of a new Audit Committee member, upgrading Audit Committee processes, as needed, and designing and launching an Enterprise Risk Management Program. The Compensation Committee assessed Mr. Harris's 2013 performance against each of his individual performance goals and determined that in total Mr. Harris achieved 75.8% of his individual performance goals.

        The following table sets forth the actual achievement percentages and actual bonus earned by each Named Executive Officer for 2013:

Named Executive Officer	Actual Financial Goals Achievement Percentage	Actual Financial Goals Bonus Earned in 2013	Actual Individual Goals Achievement Percentage	Actual Individual Goals Bonus Earned in 2013	Over- achievement Bonus Earned in 2013	Total Actual Bonus Earned in 2013
Gerhard F. Burbach	73.6%	$337,958	65.2%	$74,801	$0	$412,759
David A. Lehman	73.6%	$120,392	83.7%	$34,207	$0	$154,599
Taylor C. Harris	73.6%	$90,731	75.8%	$23,346	$0	$114,077

        We do not currently have a policy requiring a fixed course of action with respect to compensation adjustments following later restatements of performance targets. Under those circumstances, the Compensation Committee would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement.

Long-Term Equity Incentive Compensation

        Consistent with the principles outlined above, long-term incentives are designed to provide the Named Executive Officers with an equity stake in the Company so as to align the Named Executive Officers' interests with those of our shareholders and create significant incentives for executive retention. The Compensation Committee intends for long-term equity incentive compensation awards, when taken together with the base salary and annual incentive compensation opportunities provided to the Named Executive Officers, to result in total direct compensation to the Named Executive Officers at the 75th percentile, assuming performance at the target level under the annual incentive compensation plan, as compared to executives in similar positions at companies in the primary peer group. In fiscal 2013, we made equity grants in the form of stock options and restricted stock units to the Named Executive Officers. Stock options provide an opportunity for the Company to reward its Named Executive Officers if our share price increases and incentivizes retention. Awards of restricted stock units align the interests of Named Executive Officers with the interests of shareholders through stock ownership, increase the reward to the Named Executive Officers when our stock price increases, and serve as a retention tool for the Named Executive Officers. Stock options and restricted stock units both link our Named Executive Officers' pay to shareholder value, but stock options put significant compensation value at risk in relation to increases in shareholder value, while restricted stock units are particularly effective as a retention and stock ownership tool.

        When allocating long-term incentive compensation opportunities, the Compensation Committee first establishes a target dollar amount for the equity-based compensation awards to be made to each Named Executive Officer based on factors including our target total direct compensation as compared to our primary peer group, the level of equity grants made to executives in similar positions by our primary peer group and individual performance. The Compensation Committee then allocates the target dollar amount evenly, based on their respective values, between stock options and restricted stock units to achieve target amounts for each Named Executive Officer. The Compensation Committee believes that a mix of stock options and restricted stock units creates an effective tool for incentivizing and retaining those executives who are most responsible for influencing shareholder value by balancing variable compensation (stock options) and compensation with a built-in value at the time of grant (restricted stock units). The Compensation Committee then determines the number of shares subject to stock options to be granted to the Named Executive Officers based upon the value allocated to stock options using a Black-Scholes option pricing model.

        Both the stock options and restricted stock units granted in 2013 to our Named Executive Officers vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date.

        For 2013, the Compensation Committee targeted equity awards for the Named Executive Officers at the 75th percentile of the market. The following summarizes the awards (if any) made to each Named Executive Officer during 2013:

  •
  Gerhard F. Burbach received an equity grant valued at $3,455,400 that consisted of 116,431 stock options and 47,038 restricted stock units. This award was based on his individual performance and his position relative to market levels as provided by our peer group analysis. The equity grant awarded to Mr. Burbach represented the 75th percentile for our peer group companies.

  •
  David A. Lehman received an equity grant valued at $840,900 that consisted of 28,335 stock options and 11,448 restricted stock units. This award was based on his individual performance and his position relative to market levels as provided by our peer group analysis. The equity grant awarded to Mr. Lehman represented the 75th percentile for our peer group companies.

  •
  Taylor C. Harris received an equity grant valued at $840,900 that consisted of 28,335 stock options and 11,448 restricted stock units. This award was based on his individual performance and his position relative to market levels as provided by our peer group analysis. The equity grant awarded to Mr. Harris was below the 75th percentile for our peer group companies.

Performance Shares

        In early 2014, our Compensation Committee expanded our long-term equity incentive program to include grants of performance share units. Each performance share unit granted in 2014 may convert into up to 1.5 shares of our Common Stock based upon the attainment of certain performance objectives measured over a two year period and vest with respect to 50% of the performance share units on the second anniversary of the date of grant and with respect to 25% of the performance share units on each anniversary of the grant date thereafter, in each case, subject to continued employment through the vesting date.

Grant Timing Policy

        The Compensation Committee and senior management monitor our stock option and restricted stock unit grant policies to ensure that they comply with governing regulations and are consistent with good corporate practice. In fiscal 2013, grants to Named Executive Officers were made in March 2013 at Compensation Committee meetings held at the same time as the first quarter meetings of the Board (which meeting dates were set several months in advance), after results for the preceding fiscal year became available, enabling the Compensation Committee to consider both the prior year's performance and expectations for the succeeding year in making grant decisions, other than the grant of 168 restricted stock units to Mr. Lehman in May 2013, which was made pursuant to the Company's long-term service award program. The Compensation Committee maintains the discretion to make grants at other times of the year when it determines appropriate. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.

Deferred Compensation Plan

        The Named Executive Officers may elect to defer compensation payable to them, under our Deferred Compensation Plan. We maintain this plan for the purpose of providing a competitive benefit and allowing Named Executive Officers an opportunity to defer income tax payments on their cash compensation. The return on the deferred amounts is linked to the performance of market-based investment choices made available in the plan. See the table in the "Nonqualified Deferred Compensation for Fiscal Year 2013" section in this Proxy Statement for more information relating to our Deferred Compensation Plan.

Other Employee Benefit Plans

        The Named Executive Officers are eligible for the same benefits available to our employees generally. These include participation in a tax-qualified 401(k) plan, the employee stock purchase plan, and group life, health, dental, vision, and disability insurance plans. Additionally, we pay the premiums on supplemental disability insurance for employees at the level of senior director or higher.

Severance Benefits

        We have entered into agreements with our Named Executive Officers that provide for benefits upon termination of employment under certain circumstances, including in connection with a change of control of the Company. We provide these benefits as a means of remaining competitive, retaining executives, focusing executives on shareholder interests when considering strategic alternatives, and providing income protection in the event of involuntary loss of employment. Please refer to the discussion under "Potential Payments upon Termination or Change of Control" below for a more detailed discussion of these arrangements.

        Consistent with our long-standing severance policy for executive officers, these arrangements provide for severance benefits upon a termination of the Named Executive Officer's employment with the Company without cause, not in connection with a change of control, of one times (or two times for Mr. Burbach) base salary. Arrangements with our Named Executive Officers also include monthly payments for COBRA continuation coverage up to 12 months. If one of our Named Executive Officers is terminated without cause or resigns for good reason within 18 months following a change of control, such Named Executive Officer will receive enhanced severance benefits of two times (or 2.5 times for Mr. Burbach) the sum of base salary and the greatest of the executive's actual or target bonus for the year prior to termination or the executive's target bonus for the year of termination. Our Named Executive Officers are also entitled to full acceleration of unvested stock options, restricted stock and restricted stock units upon the occurrence of a change of control after a termination of their employment without cause or their resignation for good reason within 18 months following a change of control. Mr. Burbach's severance benefits were negotiated at arm's-length with Mr. Burbach prior to his beginning employment with the Company.

        The Compensation Committee previously engaged Radford to provide information on typical industry practices (based on a review of the primary peer group) concerning employment, severance, and change of control agreements. Based on this review, the Compensation Committee believes the Company's current arrangements with its Named Executive Officers are consistent with competitive practices.

STOCK OWNERSHIP GUIDELINES

        Effective April 1, 2011, the Compensation Committee adopted stock ownership guidelines for the Company's officers of the rank of vice president and above, such that (i) the chief executive officer shall own Company stock in an amount equal to at least four times his base salary, senior and executive vice presidents shall hold Company stock in an amount at least equal to two times their respective base salaries and all other vice presidents shall hold Company stock in an amount at least equal to one times their respective base salaries. For determining compliance with these management stock ownership guidelines, the Company stock considered for the purposes of calculating ownership includes all of an individual's ownership of Company stock, restricted stock units and vested stock options, which shall be valued by using the higher of (1) the average stock price over the preceding 12-month period and (2) the stock price on the last business day preceding the measurement date, which the Board has set as January 1 of each year. Each person subject to the management stock ownership guidelines will have five years from April 1, 2011 to come into compliance with the guidelines and any person who subsequently becomes a vice president or higher rank of the Company will have five years from attaining such position to become compliant with the applicable ownership levels under the guidelines.

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Internal Revenue Code of 1986

        Section 162(m) of the Code generally limits deductions for compensation in excess of $1,000,000 paid for any fiscal year to the Company's "covered employees," which is defined as the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer. Certain types of compensation are deductible if certain requirements are met. We attempt to structure our compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and may take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Section 280G of the Internal Revenue Code of 1986

        Section 280G of the Code disallows a company's tax deduction for what are defined as "excess parachute payments" and Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments. Messrs. Burbach and Lehman, as part of their severance arrangements, will be provided with tax gross-up payments in the event their payments become subject to this excise tax. The Compensation Committee believed that tax gross-up protection was appropriate and necessary for executive retention and consistent with the practices of our industry competitors at the time we entered into such severance arrangements. Mr. Harris entered into a separation benefits agreement in October 2012; however, because industry practice had changed, Mr. Harris's separation benefits agreement does not include a tax gross-up payment in the event his payment becomes subject to the Section 4999 excise tax. Instead, he will be entitled to the separation benefits delivered in full or the separation benefits delivered to such lesser extent as would result in no portion of such benefits being subject to the Section 4999 excise tax, whichever is greater on an after-tax basis.

Section 409A of the Internal Revenue Code of 1986

        Section 409A of the Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Section 409A of the Code requires programs that allow executives to defer a portion of their current income—such as our Deferred Compensation Plan—to meet certain requirements regarding risk of forfeiture and election and distribution timing (among other considerations). Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Accounting for Stock-Based Compensation

        We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date "fair value" of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

 EXECUTIVE COMPENSATION

        The following table shows, for fiscal years 2013, 2012, and 2011, compensation awarded or paid to, or earned by, Thoratec's CEO, CFO, and the one most highly compensated executive officer other than the CEO and CFO (collectively referred to herein as the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	All Other Compensation ($)(4)	Total ($)
Gerhard F. Burbach	2013	570,736	—	1,678,316	1,545,629	412,759	22,782	4,230,222
President and Chief	2012	552,330	—	1,929,544	1,902,596	719,531	18,803	5,122,804
Executive Officer	2011	527,654	—	1,641,602	1,847,565	422,411	34,934	4,474,166
David A. Lehman	2013	338,308	—	414,113	376,148	154,599	10,146	1,293,314
Senior Vice President	2012	324,777	—	409,987	404,228	255,845	9,996	1,404,833
and General Counsel	2011	309,506	—	327,600	369,513	151,462	41,272	1,199,353
Taylor C. Harris(5)	2013	302,289	—	408,465	376,148	114,077	9,703	1,210,681
Vice President and	2012	230,841	—	308,783	185,342	100,238	24,835	850,039
Chief Financial Officer

(1)
Our fiscal year ends on the Saturday closest to December 31 of each year and, accordingly, will periodically contain more or less than 365 days. Fiscal year 2013 ended on December 28, 2013. Salary increases for fiscal year 2013 made in March 2013 were not made retroactive to the beginning of the fiscal year. As such, the salary earned by each Named Executive Officer in fiscal year 2013 is less than the 2013 annual base salary described elsewhere in this Proxy Statement.

(2)
Stock awards consist of restricted stock units. Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the grant date fair value of stock and option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements in Thoratec's Annual Report on Form 10-K for the year ended December 28, 2013.

(3)
The payments listed were made pursuant to the Corporate Executive Incentive Plan applicable to each Named Executive Officer, as described more fully above in "Compensation Discussion and Analysis—Annual Cash Incentive Compensation."

(4)
The payments listed in the "All Other Compensation" column above for 2013 include the value of 401(k) matching contributions and company payments for disability insurance premiums for each of the Named Executive Officers. All of the payments reflected in the "All Other Compensation" column are based upon the actual cost expended by Thoratec in connection with such amounts.

(5)
Mr. Harris was appointed to the position of Vice President and Chief Financial Officer, effective October 10, 2012.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2013

						All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Date of Board Approval	Threshold ($)	Target ($)	Maximum ($)
Gerhard F. Burbach	3/7/13	3/6/13				47,038			1,678,316
	3/7/13	3/6/13					116,431	35.68	1,545,629
				573,628	1,147,255
David A. Lehman	3/7/13	3/6/13				11,448			408,465
	3/7/13	3/6/13					28,335	35.68	376,148
	5/15/13	(1)				168			5,648
				204,345	408,691
Taylor C. Harris	3/7/13	3/6/13				11,448			408,465
	3/7/13	3/6/13					28,335	35.68	376,148
				154,000	308,000

(1)
Mr. Lehman's May 15, 2013 grant was granted under the 2006 Plan pursuant to the Company's service award program. Under the program, eligible employees receive equity grants at five-year intervals in recognition of their long-term continuous service to the Company.

(2)
The actual payouts under the non-equity incentive plan awards granted to the Named Executive Officers are made under the Corporate Executive Incentive Plan for Messrs. Burbach, Lehman and Harris and are determined as described above under "Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Incentive Compensation." The threshold column assumes the achievement of either the financial or individual goals at the threshold level. The target column assumes the target achievement for both financial and individual goals. The maximum column assumes the maximum achievement for both financial and individual goals.

(3)
The restricted stock units granted to the Named Executive Officers were granted under the 2006 Plan and, with the exception of Mr. Lehman's May 15, 2013 grant, provided for time-based vesting over 4 years, with 1/4th of the units vesting on each anniversary of the date of grant. Mr. Lehman's May 15, 2013 grant was fully vested upon grant. The stock options granted to the Named Executive Officers were granted under the 2006 Plan and vest over 4 years, with 1/4th of the shares subject to such option vesting on each anniversary of the date of grant.

(4)
The exercise price of options granted under the 2006 Plan is equal to the closing price of the Company's Common Stock on the date of grant.

(5)
Amounts shown represent the fair value per share as of the grant date of the award (determined pursuant to FASB ASC Topic 718) multiplied by the number of shares subject to the award. The assumptions made in the valuation of such awards are set forth under Note 9 of the Notes to Consolidated Financial Statements in Thoratec's Annual Report on Form 10-K for the year ended December 28, 2013. Regardless of the value on the grant date, the actual value will depend on the market value of Common Stock on a date in the future when an award vests or a stock option is exercised.

 Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

        Gerhard F. Burbach.    Gerhard F. Burbach and the Company entered into an amended and restated employment agreement dated April 23, 2007, as further amended on November 16, 2009 solely for purposes of Section 409A of the Code. In accordance with the terms of the employment agreement, Mr. Burbach has entered into an at-will employment relationship with the Company providing for an initial annual base salary of $400,000, subject to annual increase at the sole discretion of the Board (Mr. Burbach's current annual base salary is $590,000), and a target bonus under our Corporate Executive Incentive Plan equal to 80% of his base salary (Mr. Burbach's target bonus under our Corporate Executive Incentive Plan was increased to 100% of his base salary by the Board in 2008). Mr. Burbach's employment agreement also provides for certain separation benefits as described more fully in the "Potential Payments Upon Termination or Change of Control" section of this Proxy Statement.

        David A. Lehman.    Mr. Lehman does not have a separate employment agreement with the Company, but Mr. Lehman has entered into a separation benefits agreement with the Company as described more fully in the "Potential Payments Upon Termination or Change of Control" section of this Proxy Statement.

        Taylor C. Harris.    Mr. Harris does not have a separate employment agreement with the Company, but Mr. Harris has entered into a separation benefits agreement with the Company as described more fully in the "Potential Payments Upon Termination or Change of Control" section of this Proxy Statement.

 OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR END

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Gerhard F. Burbach	1/17/06	92,104	0	23.62	1/17/16
	2/25/09	51,055	0	23.93	2/25/19
	3/3/10	57,438	19,145	29.81	3/3/20	12,673	457,875
	3/1/11	75,000	75,000	27.30	3/1/21	30,000	1,083,900
	3/9/12	33,393	100,179	33.99	3/9/22	42,576	1,538,271
	3/7/13	0	116,431	35.68	3/7/23	47,038	1,699,483
David A. Lehman	2/27/08	21,000	0	14.97	2/27/18
	2/25/09	13,637	0	23.93	2/25/19
	3/3/10	17,601	5,867	29.81	3/3/20	2,933	105,969
	3/1/11	15,000	15,000	27.30	3/1/21	6,000	216,780
	3/9/12	7,095	21,284	33.99	3/9/22	9,046	326,832
	3/7/13	0	28,335	35.68	3/7/23	11,448	413,616
Taylor C. Harris	3/15/10	7,500	2,500	33.16	3/15/20	1,800	65,034
	3/1/11	2,888	2,887	27.30	3/1/21	2,512	90,758
	6/15/11					2,500	90,325
	3/9/12	1,612	4,835	33.99	3/9/22	3,083	111,389
	10/15/12	1,922	5,765	34.50	10/15/22	3,675	132,778
	3/7/13	0	28,335	35.68	3/7/23	11,448	413,616

(1)
Unless otherwise indicated, options granted to the Named Executive Officers vest at a rate of 1/4th per year on each of the first through fourth anniversaries of the date of grant.

(2)
Unless otherwise indicated, restricted stock and restricted stock units granted to the Named Executive Officers vest at a rate of 1/4th per year on each of the first through fourth anniversaries of the date of grant.

(3)
Amounts are calculated by multiplying the number of shares shown in the table by $36.13 per share, which is the closing price of Common Stock on December 27, 2013 (the last trading day of the 2013 fiscal year).

 OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gerhard F. Burbach	280,000	4,756,475	50,289	1,784,027
David A. Lehman	29,125	556,658	11,367	402,970
Taylor C. Harris	—	—	6,559	232,705

(1)
Amounts are calculated by multiplying the number of underlying shares by the price at which shares acquired upon exercise of the stock options were sold net of the exercise price for acquiring the shares.

(2)
Amounts are calculated by multiplying the number of underlying shares vested by the fair market value of Common Stock on the date of vesting.

Potential Payments Upon Termination or Change of Control

        The information below describes certain compensation that would be paid under existing plans and contractual arrangements to the Named Executive Officers in the event of a termination of such executive's employment with the Company and/or change of control of the Company. The amounts shown in the table below assume that such a termination of employment and/or change of control occurred on December 27, 2013, the last business day of fiscal year 2013, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination and/or a change of control (based upon the executive's compensation and service levels as of such date and the closing price of the Company's Common Stock on December 27, 2013 of $36.13). The actual amounts to be paid out can only be determined at the time of a change of control and/or such executive's termination of employment with the Company. In addition to the benefits described below, upon any termination of employment, each of the Named Executive Officers would also be entitled to a distribution of the amount, if any, shown in the Nonqualified Deferred Compensation for Fiscal Year 2013 table above.

        The Company is currently party to either an employment agreement or separation benefits agreement with each of the Named Executive Officers for fiscal 2013. The following is a description of the compensation payable to the Named Executive Officers in connection with a termination of employment and/or change of control under these agreements and a table summarizing the estimated payouts assuming that a termination of employment and/or change of control occurred on December 27, 2013.

        Employment and Separation Benefits Agreements with Certain Named Executive Officers.    Each of the employment and separation benefits agreements with the Named Executive Officers provides the following severance benefits in the event the executive's employment with the Company is terminated by the Company without "cause" at any time other than during the 18-month period following a "change of control": (i) a lump sum cash payment equal to one times (or two times for Mr. Burbach) the executive's then current annual base salary and (ii) a monthly payment, for up to twelve months, equal to the cost of any COBRA continuation coverage elected by the executive to the same extent the Company paid for such benefits prior to the executive's termination.

        Each of the employment and separation benefits agreements also provides that if within 18 months following a "change of control," the executive's employment is terminated by the Company without "cause" or by the executive for "good reason," the executive would be entitled to the following severance benefits: (i) a lump sum cash payment equal to two times (or 2.5 times for Mr. Burbach) the sum of the executive's then current annual base salary plus the greatest of the executive's actual or target bonus for the year prior to termination or the executive's target bonus for the year of termination, (ii) full vesting acceleration with respect to all unvested stock options, restricted stock and restricted stock units held by the executive as of the date of termination and (iii) a monthly payment, for up to 12 months, equal to the cost of any COBRA continuation coverage elected by the executive to the same extent the Company paid for such benefits prior to the executive's termination. These employment and separation benefits agreements also provide that Messrs. Burbach and Lehman will be entitled to reimbursement for any excise taxes imposed under Section 4999 of the Internal Revenue Code as well as a gross-up payment equal to any income and excise taxes payable as a result of the reimbursement for the excise taxes. Pursuant to Mr. Harris's separation benefits agreement, Mr. Harris is not entitled to a gross-up payment and instead he will be entitled to the greater of, on an after-tax basis, (i) the separation benefits delivered in full or (ii) the separation benefits delivered as to such lesser extent which would result in no portion of such benefits being subject to the Section 4999 excise tax.

        The employment and separation benefits agreements with the Named Executive Officers do not provide for any additional payments or benefits upon a termination of employment by the Company for any reason other than those described above.

        For purposes of these employment and separation benefits agreements, the term "cause" generally means: (i) the executive's material misappropriation of personal property of the Company (including its subsidiaries) that is intended to result in a personal financial benefit to the executive or to members of the executive's family, (ii) the executive's conviction of, or plea of guilty or no contest to, a felony, which the Company reasonably believes has had or will have a material detrimental effect on the Company's reputation or business, (iii) the executive's act of gross negligence or willful misconduct (including but not limited to any willfully dishonest or fraudulent act or omission) taken in connection with the performance or intentional nonperformance of any of the executive's duties and responsibilities as an executive or continued neglect of the executive's duties to the Company (including its subsidiaries), or (iv) the executive's continued willful or grossly negligent failure to comply with the lawful directions of the Company after there has been delivered to the executive a written demand for performance from the Company that describes the basis for its belief that the executive has not substantially performed the executive's duties and the executive fails to cure such act or omission to the Company's reasonable satisfaction, if such act or omission is reasonably capable of being cured, no later than five (5) business days following delivery of such written demand.

        For purposes of the employment and separation benefits agreements with the Named Executive Officers, the term "good reason" generally means: any material reduction in the executive's duties or salary or bonus opportunity or a requirement that the executive work at a facility more than 25 miles from the Company's current headquarters; provided, however, that to be deemed a good reason termination, the executive is required to give the Company written notice describing such good reason event within 30 days after the event first occurs, such event is not corrected by the Company within 30 days after the Company's receipt of such notice and the executive terminates employment no later than 180 days after the expiration of such correction period.

        For purposes of the employment and separation benefits agreements with the Named Executive Officers, the term "change of control" generally means: certain acquisitions by any person or group of 50% or more of the voting power of the Company's voting securities, the consummation of a sale of all or substantially all of the Company's assets, the consummation of a merger with a third party unless the Company's shareholders hold at least 50% of the voting power of the voting securities of the resulting company, or any change over a two-year period in the composition of a majority of the Board, not including directors who are nominated or elected by a majority of the incumbent directors.

        The receipt of benefits following termination under these employment and separation benefits agreements is contingent upon the executive executing and not revoking a general release in favor of the Company, as well as continuing compliance with all applicable restrictive covenants, including those provided for by the employment and separation benefits agreements. Under the employment and separation benefits agreements, each Named Executive Officer agrees not to disparage the Company during and after the term of the applicable agreement. In addition, under Mr. Burbach's employment agreement, Mr. Burbach may not to solicit the Company's employees for a period of one year following the termination of the agreement.

Potential Payments upon Termination or Change of Control Table

        The table below sets forth the estimated value of the potential payments to each of the Named Executive Officers, assuming (a) the executive's employment had terminated on December 27, 2013 and not in connection with a change of control, (b) the executive's employment had terminated on December 27, 2013, and that a change of control of the Company also occurred on that date, and (c) a change of control of the Company occurred on December 27, 2013, but the executive's employment was not terminated. For information on the accrued amounts payable under the Deferred Compensation Plan, see the "Nonqualified Deferred Compensation" table in this Proxy Statement. The actual amounts of payment and benefits that would be provided can only be determined at the time of a change of control and/or the executive's termination of employment with the Company.

Name/Benefit	Termination Without Cause (No Change of Control)	Termination Without Cause or For Good Reason in Connection with a Change of Control	Change of Control Only (no termination)
Gerhard F. Burbach
Termination payment (salary and/or bonus)	$1,147,255	$3,232,897	—
Termination payment (COBRA)	$23,966	$23,966	—
Vesting of stock options(1)	—	$1,050,023	—
Vesting of restricted stock(2)	—	$4,779,529	—
Excise tax and gross-up payment	—	—	—
Total	$1,171,221	$9,086,415	—
David A. Lehman
Termination payment (salary and/or bonus)	$340,575	$1,192,841	—
Termination payment (COBRA)	$23,966	$23,966	—
Vesting of stock options(1)	—	$227,828	—
Vesting of restricted stock(2)	—	$1,063,198	—
Excise tax and gross-up payment	—	—	—
Total	$364,542	$2,507,833	—
Taylor C. Harris
Termination payment (salary and/or bonus)	$308,000	$924,000	—
Termination payment (COBRA)	$23,884	$23,884	—
Vesting of stock options(1)	—	$65,412	—
Vesting of restricted stock(2)	—	$903,900	—
Excise tax and gross-up payment	—	—	—
Total	$331,884	$1,917,197	—

(1)
These amounts are calculated assuming that the market price per share of the Company's Common Stock on the date of termination of employment was equal to the fair market value of the Common Stock on December 27, 2013 ($36.13) and are based upon the difference between $36.13 and the exercise price of the options held by the Named Executive Officer.

(2)
These amounts are calculated assuming that the market price per share of the Company's Common Stock on the date of termination of employment was equal to the fair market value of the Common Stock on December 27, 2013 ($36.13).

 REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS1

        In accordance with its written charter adopted by the Board, the Compensation Committee has oversight of the Company's overall compensation structure, policies and programs. In discharging its oversight responsibility, the Compensation Committee has retained an independent compensation consultant to advise the Compensation Committee regarding market and general compensation trends.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.

        Based on the review and discussions with management referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for filing with the SEC.

Submitted By: The Compensation Committee
Paul A. LaViolette, Chairman Steven H. Collis William A. Hawkins, III Daniel M. Mulvena

1
The Compensation Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that our Company specifically incorporates such report by reference, and such report will not otherwise be deemed to be soliciting material to be filed under such Acts.

 CERTAIN TRANSACTIONS

Review and Approval of Transactions with Related Persons

        The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners, and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.

        The policy provides that the Audit Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. In addition, the Board has delegated authority to the chair of the Audit Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $100,000. A summary of any new transactions pre-approved by the chair is provided to the full Audit Committee for its review in connection with each regularly scheduled Audit Committee meeting.

        The Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

  •
  Business transactions with other companies at which a related person's only relationship is as an employee (other than an executive officer), director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the NASDAQ's listing standards and the Company's director independence standards.

  •
  Contributions to non-profit organizations at which a related person's only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved is less than $100,000 or 2% of the organization's consolidated gross annual revenues, whichever is lesser.

  •
  Compensation of a named executive officer or director of the Company as required to be reported under Item 402 of Regulation S-K; or if the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported under Item 402 if the executive officer was a "named executive officer," and the Company's Compensation Committee approved such compensation.

  •
  Any transaction where the related person's interest arises solely from the ownership of the Company's Common Stock and all holders of the Company's Common Stock received the same benefit on a pro rata basis (e.g. dividends).

At least annually, a summary of new transactions covered by the standing pre-approvals described above is provided to the Audit Committee for its review.

Transactions with Related Persons

        Since December 30, 2012, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $100,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our capital stock or any member of their immediate families had or will have a direct or indirect material interest other than the compensatory transactions described above.

Indemnification Agreements

        We have entered into indemnification agreements with our directors and certain of our officers. We believe the indemnification agreements assist us in attracting and retaining qualified individuals to serve as directors and officers of our Company. The existing indemnification agreements state that the Company will indemnify an officer or director to the maximum extent permitted under California law and prohibit us from terminating our indemnification obligations as to the acts of any officer or director occurring before his or her termination.

        Upon approval by the shareholders of "Proposal Two:—Approval of an Amendment to the Restated Articles of Incorporation Concerning Limitation of Director Liability and Indemnification of Agents," our Restated Articles of Incorporation will provide for the indemnification by us of our agents, including our directors and officers, to the maximum extent permitted under California law. Upon approval by the shareholders of "Proposal Three:—Approval and Authorization of the Company to Enter Into Indemnification Agreements," it is anticipated that the Company will enter into the newly approved form of Indemnification Agreement with our directors and certain of our officers. The Company may determine to enter into the proposed Indemnification Agreements even if shareholder approval of the Indemnification Agreements is not obtained. Insofar as the Indemnification Agreements would authorize or provide indemnification for liabilities of directors or officers arising under the Securities Act of 1933, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification for such liabilities is against public policy as expressed in said Act and is therefore unenforceable.

AVAILABLE INFORMATION

        A copy of Thoratec's Annual Report on Form 10-K for the fiscal year ended December 28, 2013, which accompanies this Proxy Statement, is available, without charge, upon written request to: Investor Relations, Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, CA 94588. Additional information concerning Thoratec, including its reports and other submissions filed with the SEC, is available on our website, www.thoratec.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

OTHER MATTERS

Deadline for Receipt of Shareholder Proposals

        Pursuant to Rule 14a-8 of the Exchange Act, proposals of our shareholders that they intend to present at our 2015 annual meeting of shareholders must be received by us no later than December 10, 2014 in order to be included in the proxy statement and form of proxy relating to that meeting. Pursuant to the Company's By-Laws, shareholders who wish to submit a proposal or a nomination for director that is not to be included in the Company's proxy statement and form of proxy for the 2015 annual meeting must ensure that such proposal or nomination is received by the Company not later than February 20, 2015, nor earlier than January 21, 2015. The submission of a shareholder proposal does not guarantee that it will be included in the Company's proxy statement or form of proxy card. Shareholders are also advised to review the Company's By-Laws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

        Based solely on our review of copies of such reports received by us, we believe that during the fiscal year ended December 28, 2013 all Section 16(a) filing requirements applicable to our officers, directors and ten percent shareholders were satisfied.

Other Matters

        We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

        It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, you are urged to execute and return the proxy card in the envelope that has been provided to those shareholders receiving paper copies of the proxy materials or vote by telephone or through the Internet according to the instructions included with the proxy card and the Notice of Internet Availability of Proxy Materials.

For the Board of Directors

DAVID A. LEHMAN Senior Vice President, General Counsel and Secretary

Pleasanton, California
April 9, 2014

 Appendix A

FORM OF INDEMNIFICATION AGREEMENT

THORATEC CORPORATION
INDEMNITY AGREEMENT

        THIS INDEMNITY AGREEMENT (the "Agreement") is made by and between THORATEC CORPORATION, a California corporation (the "Company"), and                              , an [officer] [director] of the Company (the "Indemnitee") as of this                        day of                , 20    .

RECITALS

        A.    The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors and officers of corporations unless they are protected by comprehensive liability or similar insurance ("D&O Insurance") or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors or officers.

        B.    The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

        C.    Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is beyond the personal resources of directors and officers.

        D.    The Company believes that it is unfair for its directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable.

        E.    The Company recognizes that the issues in controversy in litigation against a director or officer of a corporation such as the Company are often related to the knowledge, motives, and intent of such director or officer, that he or she is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director or officer can reasonably recall such matters and may extend beyond the normal time for retirement for such director or officer with the result that he or she, after retirement or in the event of death, his or her spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director or officer from serving in that position.

        F.     Based upon their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as directors and officers of the Company and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify its directors and officers, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and the Company's shareholders.

        G.    Section 317 of the California Corporations Code (the "Code"), under which the Company is organized ("Section 317"), permits the Company to provide additional or other contractual rights to indemnification to directors or officers of the Company, to the extent the additional or other rights to indemnification are expressly authorized in the Company's Articles of Incorporation; empowers the

Company to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises; and expressly provides that the indemnification provided by Section 317 is not exclusive.

        H.    The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company.

        I.     The Indemnitee is willing to serve, or to continue to serve, the Company, provided that he or she is furnished the indemnity provided for herein.

THE PARTIES AGREE AS FOLLOWS:

        1.    Definitions.    As used herein, the following terms shall have the following meanings:

          (a)    Agent.    "Agent" of the Company means any persons who is or was a director, officer, employee or other agent of the Company or a Subsidiary (as defined below); or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a Subsidiary as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a Subsidiary or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

          (b)    Expenses.    "Expenses" include all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Company or any third party) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 317 or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.

          (c)    Proceeding.    "Proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

          (d)    Subsidiary.    "Subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

        2.    Agreement to Serve.    The Indemnitee agrees to serve and/or continue to serve as a director and/or officer of the Company, at its will, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the by-laws of the Company or until such time as the Indemnitee tenders his/her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by the Indemnitee.

        3.    Mandatory Indemnification.    The Company shall indemnify the Indemnitee, as follows:

          (a)    Third Party Actions.    If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, federal, state, local or foreign taxes, ERISA excise taxes or penalties, and amounts paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and liabilities) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and

          (b)    Derivative Actions.    If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any amounts paid in settlement of any such Proceeding and all Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of a duty to the Company unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper; and

          (c)    Actions where Indemnitee is Deceased.    If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, federal, state, local or foreign taxes, ERISA excise taxes and penalties, and amounts paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and liabilities) actually and reasonably incurred by or for the Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, prior to, during the pendency or after completion of such proceeding Indemnitee is deceased, except that in a proceeding by or in the right of the Company no indemnification shall be due under the provisions of this subsection in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company, by a court of competent jurisdiction, due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper.

          (d)   Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, federal, state, local or foreign taxes, ERISA excise taxes or penalties, and amounts paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and liabilities) which have been paid directly to Indemnitee by D&O Insurance.

        4.    Partial Indemnification.    If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, federal, state, local or foreign taxes, ERISA excise taxes or penalties, and amounts paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and liabilities) incurred by the Indemnitee in the investigation, defense, settlement or appeal of a proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for that portion thereof to which the Indemnitee is entitled.

        5.    Mandatory Advancement of Expenses.    Subject to Section 9(a) below, the Company shall advance all Expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined pursuant to Section 7 hereof that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby, and such undertaking should be deemed to satisfy the requirements of Section 317(f) of the Code. The advances to be made hereunder shall be paid by the Company to the Indemnitee within 20 days following delivery of a written request therefore by the Indemnitee to the Company.

        6.    Notice and Other Indemnification Procedures.

          (a)   Promptly after receipt by the Indemnitee of notice of the commencement of, or the threat of commencement of, any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

          (b)   If, at the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 6(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

          (c)   If the Company shall be obligated to provide indemnification for or advance Expenses with respect to any Proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel selected by the Company and approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that: (i) the Indemnitee shall have the right to employ his counsel in any such Proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding.

        7.    Determination of Right to Indemnification.

          (a)   To the extent the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 3(a), 3(b), or 3(c) of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by him/her in connection with the investigation, defense, or appeal of such Proceeding.

          (b)   In the event that Section 7(a) is inapplicable, the Company shall also indemnify the Indemnitee unless, and only to the extent that, the Company shall prove by clear and convincing evidence to a forum listed in Section 7(c) below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

          (c)   The Indemnitee shall be entitled to select the forum in which the validity of the Company's claim under Section 7(b) hereof that the Indemnitee is not entitled to indemnification will be heard from among the following:

            (1)   A quorum of the Board consisting of directors who are not parties to the proceeding for which indemnification is being sought;

            (2)   The shareholders of the Company;

            (3)   Legal counsel selected by the Indemnitee, and reasonably approved by the Board, which counsel shall make such determination in a written opinion; or

            (4)   A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.

          (d)   As soon as practicable, and in no event later than 30 days after written notice of the Indemnitee's choice of forum pursuant to Section 7(c) above, the Company shall, at its own expense, submit to the selected forum in such manner as the Indemnitee or the Indemnitee's counsel may reasonably request, its claim that the Indemnitee is not entitled to indemnification; and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

          (e)   If the forum listed in Section 7(c) hereof selected by Indemnitee determines that Indemnitee is entitled to indemnification with respect to a specific Proceeding, such determination shall be final and binding on the Company. If the forum listed in Section 7(c) hereof selected by Indemnitee determines that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to the court in which that Proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee's right to indemnification pursuant to this Agreement.

          (f)    Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any Proceeding under this Section 7 involving the Indemnitee and against all Expenses incurred by the Indemnitee in connection with any other Proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such Proceeding was frivolous or made in bad faith.

        8.    Exceptions.    Any other provisions herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

          (a)    Claims Initiated by Indemnitee.    To indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 317 but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

          (b)    Lack of Good Faith.    To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was made in bad faith or was frivolous; or

          (c)    Unauthorized Settlements.    To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding effected within seven calendar days after delivery by the Indemnitee to the Company of the notice provided for in Section 6(a) hereof, unless the Company consents to such settlement; or

          (d)    Claims Under Section 16(b).    To indemnify the Indemnitee for the payment of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; provided, however, that notwithstanding any limitation set forth in this Section 8(d) regarding the Company's obligation to provide indemnification, the Indemnitee shall be entitled under Section 5 to receive advancement of Expenses hereunder with respect to any such Proceeding unless and until a court having jurisdiction over the Proceeding shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee has violated said statute.

        9.    Non-exclusivity.    The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Articles of Incorporation or Bylaws, the vote of the Company's shareholders or disinterested directors, other agreements, or otherwise, both as to action in Indemnitee's official capacity and to action in another capacity while occupying the position as an Agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

        10.    Interpretation of Agreement.    It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

        11.    Severability.    If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 10 hereof.

        12.    Modification and Waiver.    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        13.    Successors and Assigns.    The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

        14.    Notice.    All notices, requests, demand and other communications under this Agreement shall be in writing and shall be deemed duly given: (i) if delivered by hand and receipted for by the party addressee; or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Address for notice to either party are as shown on the signature pages of this Agreement, or as subsequently modified by written notice.

        15.    Governing Law.    This Agreement shall be governed exclusively by and construed according to the laws of the State of California, as applied to contracts between California residents entered into and to be performed entirely within California.

        16.    Consent to Jurisdiction.    The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the state and federal courts in the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state or federal courts in the State of California.

        IN WITNESS WHEREOF the parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

THORATEC CORPORATION
By:
Name:
Its:
INDEMNITEE:
By:
Name:

 Appendix B

THORATEC CORPORATION
AMENDED AND RESTATED 2006 INCENTIVE STOCK PLAN
Approved by the Shareholders on May 25, 2006
Amended and Restated by the Board on May 25, 2006 and April 7, 2008
Approved by the Shareholders on May 20, 2008
Amended and Restated by the Board on May 20, 2008 and March 2, 2010
Approved by the Shareholders on May 19, 2010
Amended and Restated by the Board on December 7, 2011 and March 8, 2012
Approved by the Shareholders on May 23, 2012
Amended and Restated by the Board on March 13, 2014

ARTICLE 1. PURPOSES

        1.1    Eligible Stock Award Recipients.    The persons eligible to receive Stock Awards are the Employees, Directors, and Consultants of the Company and its Affiliates.

        1.2    Available Stock Awards.    The types of stock awards that may be granted under this Plan shall be: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Restricted Stock Purchase Rights, (v) Stock Appreciation Rights, (vi) Phantom Stock Units, (vii) Restricted Stock Units, (viii) Performance Share Bonuses, and (ix) Performance Share Units.

        1.3    General Purpose.    The Company, by means of this Plan, which amends and restates in its entirety the Thoratec Corporation 2006 Incentive Stock Plan approved by the shareholders of the Company as of May 23, 2012 and continues to serve as the successor to the Company's 1997 Stock Option Plan ("1997 Plan"), the Company's 1996 Stock Option Plan ("1996 Plan"), and the Company's Nonemployee Directors Stock Option Plan ("Directors 1996 Plan"), seeks to create incentives for eligible Employees (including officers), Directors, and Consultants of the Company, through their participation in the growth in value of the Common Stock of the Company, to accept or continue their employment or other service relationship with the Company, increase their interest in the Company's welfare, and improve the operations and increase the profits of the Company. The Plan serves as a replacement for the 1997 Plan, the 1996 Plan, and the Directors 1996 Plan. Stock awards granted under any of these plans shall continue to be governed by the terms of the plan under which the stock award was granted that were in effect on the date of grant of such award.

ARTICLE 2. DEFINITIONS

        2.1   "Affiliate" means a parent or subsidiary of the Company, with "parent" meaning an entity that controls the Company directly or indirectly, through one or more intermediaries, and "subsidiary" meaning an entity that is controlled by the Company directly or indirectly, through one or more intermediaries. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        2.2   "Beneficial Owner" means the definition given in Rule 13d-3 promulgated under the Exchange Act.

        2.3   "Board" means the Board of Directors of the Company.

        2.4   "Change of Control" means the occurrence of any of the following events:

          (a)   Any person or group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise;

          (b)   The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

          (c)   A merger or consolidation or similar transaction involving the Company;

          (d)   A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors; or

          (e)   A dissolution or liquidation of the Company.

        2.5   "Code" means the Internal Revenue Code of 1986, as amended.

        2.6   "Committee" means a committee of one or more members of the Board (or officers who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Section 3.3 of the Plan.

        2.7   "Common Stock" means the common shares of the Company.

        2.8   "Company" means Thoratec Corporation, a California corporation.

        2.9   "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as a Director or Directors who are compensated by the Company solely for their services as a Director.

        2.10 "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director, or Consultant is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, or Director, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or an Affiliate, including sick leave, military leave, or any other personal leave.

        2.11 "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        2.12 "Director" means a member of the Board of Directors of the Company.

        2.13 "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Stock Awards, "Disability" means physical or mental incapacitation such that for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, a person is unable to substantially perform his or her duties. Any question as to the existence of that person's physical or mental incapacitation as to which the person or person's representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company. If the person and the Company or an Affiliate cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) who shall make such determination in writing. The determination of Disability made in writing to the Company or an Affiliate and the person shall be final and conclusive for all purposes of the Stock Awards.

        2.14 "Employee" means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.16 "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (a)   If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no such sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (b)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

          (c)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        2.17 "Full-Value Stock Award" shall mean any of a Restricted Stock Bonus, Restricted Stock Units, Phantom Stock Units, Performance Share Bonus, or Performance Share Units.

        2.18 "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        2.19 "Incumbent Directors" shall mean Directors who either (i) are Directors of the Company as of the date the Plan first becomes effective pursuant to Article XVI hereof or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (a), (b), or (c) of Section 2.4, or in connection with an actual or threatened proxy contest relating to the election of Directors to the Company.

        2.20 "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        2.21 "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        2.22 "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        2.23 "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        2.24 "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        2.25 "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        2.26 "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director; or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        2.27 "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        2.28 "Performance Share Bonus" means a grant of shares of the Company's Common Stock not requiring a Participant to pay any amount of monetary consideration, and which grant is subject to the provisions of Section 8.6 of the Plan.

        2.29 "Performance Share Unit" means the right to receive the value of one (1) share of the Company's Common Stock at the time the Performance Share Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of Performance Share Units to the extent permitted in the Participant's Stock Award Agreement. These Performance Share Units are subject to the provisions of Section 8.7 of the Plan.

        2.30 "Phantom Stock Unit" means the right to receive the value of one (1) share of the Company's Common Stock, subject to the provisions of Section 8.4 of the Plan.

        2.31 "Plan" means this Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan, as it may be amended from time to time.

        2.32 "Restricted Stock Bonus" means a grant of shares of the Company's Common Stock not requiring a Participant to pay any amount of monetary consideration, and which grant is subject to the provisions of Section 8.1 of the Plan.

        2.33 "Restricted Stock Purchase Right" means the right to acquire shares of the Company's Common Stock upon the payment of the agreed-upon monetary consideration, subject to the provisions of Section 8.2 of the Plan.

        2.34 "Restricted Stock Unit" means the right to receive the value of one (1) share of the Company's Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of restricted stock to the extent permitted in the Participant's agreement. These Restricted Stock Units are subject to the provisions of Section 8.5 of the Plan.

        2.35 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        2.36 "Securities Act" means the Securities Act of 1933, as amended.

        2.37 "Stock Appreciation Right" means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company's Common Stock on the day the Stock Appreciation Right is

redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 8.3 of the Plan.

        2.38 "Stock Award" means any Option award, Restricted Stock Bonus award, Restricted Stock Purchase Right award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award. These Awards may include, but are not limited to those listed in Section 1.2.

        2.39 "Stock Award Agreement" means a written agreement, including an Option Agreement, between the Company and a holder of a Stock Award setting forth the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        2.40 "Ten Percent Shareholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

ARTICLE 3. ADMINISTRATION

        3.1    Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3.

        3.2    Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (a)   To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (b)   To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (c)   To amend the Plan or a Stock Award as provided in Section 14 of the Plan.

          (d)   Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

          (e)   To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

          (f)    To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a Stock Award previously granted by the Board.

          (g)   To determine whether Stock Awards will be settled in shares of Common Stock, cash or in any combination thereof.

          (h)   To determine whether Stock Awards will be adjusted for Dividend Equivalents, with "Dividend Equivalents" meaning a credit, made at the discretion of the Board, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by a Stock Award held by such Participant.

          (i)    To establish a program whereby Participants designated by the Board can reduce compensation otherwise payable in cash in exchange for Stock Awards under the Plan.

          (j)    To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under a Stock Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

          (k)   To provide, either at the time a Stock Award is granted or by subsequent action, that a Stock Award shall contain as a term thereof, a right, either in tandem with the other rights under the Stock Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Stock Award.

        3.3    Delegation to Committee.

          (a)    General.    The Board may delegate administration of the Plan to a Committee or Committees consisting of one or more members of the Board or one or more officers of the Company who are not members of the Board (to the extent allowed by law), and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee also may exercise, in connection with the administration of the Plan, any of the powers and authority granted to the Board under the Plan, and the Committee may delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (b)    Committee Composition when Common Stock is Publicly Traded.    At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are either (a) not then subject to Section 16 of the Exchange Act or (b) receiving a Stock Award as to which the Board or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award.

        3.4    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

        3.5    Compliance with Section 16 of Exchange Act.    With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of

Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Board, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Board shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any person incurs any liability under Section 16 of the Exchange Act.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

        4.1    Share Reserve.    Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed Fourteen Million Three Hundred Fifty Thousand (14,350,000) shares of Common Stock ("Share Reserve"); provided that from May 20, 2008 until May 18, 2010, (i) each share of Common Stock issued pursuant to a Full-Value Stock Award shall reduce the Share Reserve by one and seventy-four hundredths (1.74) shares and (ii) each share of Common Stock issued pursuant to a Stock Award other than a Full-Value Stock Award shall reduce the Share Reserve by one (1) share; and provided further that from and after May 19, 2010, (i) each share of Common Stock issued pursuant to a Full-Value Stock Award shall reduce the Share Reserve by one and seven tenths (1.7) shares and (ii) each share of Common Stock issued pursuant to a Stock Award other than a Full-Value Stock Award shall reduce the Share Reserve by one (1) share. To the extent that a distribution pursuant to a Stock Award is made in cash, the Share Reserve shall be reduced by the number of shares of Common Stock subject to the redeemed or exercised portion of the Stock Award. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options is Fourteen Million Three Hundred Fifty Thousand (14,350,000) shares of Common Stock ("ISO Limit"), subject to the adjustments provided for in Section 13 of the Plan. No more than an aggregate of five percent (5%) of the initial Share Reserve at the time of the adoption of this Plan and five percent (5%) of any increase in the Share Reserve as may be approved by the shareholders of the Company from time to time may be granted under Accelerated Vesting Restricted Stock Bonuses and Accelerated Vesting Restricted Stock Units (as defined in Sections 8.1(b) and 8.5(b), respectively).

        4.2    Reversion of Shares to the Share Reserve.

          (a)   If any Stock Award granted under this Plan shall for any reason (A) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (B) be reacquired by the Company prior to vesting, or (C) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired by Participant under such Stock Award shall revert or be added to the Share Reserve and become available for issuance under the Plan; provided, however, that shares of Common Stock shall not revert or be added to the Share Reserve that are (a) tendered in payment of an Option, (b) withheld by the Company to satisfy any tax withholding obligation, or (c) repurchased by the Company with Option proceeds, and provided, further, that shares of Common Stock covered by a Stock Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan. For shares that revert or are added to the Share Reserve as provided above, the Share Reserve shall be increased by (i) one and seven tenths (1.7) shares for each share of Common Stock underlying a Full-Value Stock Award and (ii) one (1) share for each share of Common Stock underlying a Stock Award other than a Full-Value Stock Award.

          (b)   Shares of Common Stock that are not acquired by a holder of a stock award granted under the 1997 Plan, the 1996 Plan, or the Directors 1996 Plan shall not revert or be added to the Share Reserve or become available for issuance under the Plan.

        4.3    Source of Shares.    The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ARTICLE 5. ELIGIBILITY

        5.1    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants.

        5.2    Ten Percent Shareholders.    A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        5.3    Annual Section 162(m) Limitation.    Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Incentive Stock Options, Nonstatutory Stock Options, or Stock Appreciation Rights covering more than Three Hundred Fifty Thousand (350,000) shares of Common Stock during any fiscal year; provided that in connection with his or her initial service, an Employee may be granted Incentive Stock Options, Nonstatutory Stock Options, or Stock Appreciation Rights covering not more than an additional Two Hundred Fifty Thousand (250,000) shares of Common Stock, which shall not count against the limit set forth in the preceding sentence.

        5.4    Non-Employee Director Limitation.    The maximum aggregate value of awards (with such value determined as of the date of grant under Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time) that may be granted to any Non-Employee Director during any calendar year shall be $750,000.

        5.5    Consultants.

          (a)   A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

          (b)   Form S-8 generally is available to consultants and advisors only if (A) they are natural persons; (B) they provide bona fide services to the issuer, its parents, or its majority owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

 ARTICLE 6. OPTION PROVISIONS

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased upon exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        6.1    Term.    Subject to the provisions of Section 5.2 of the Plan regarding grants of Incentive Stock Options to Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        6.2    Exercise Price of an Incentive Stock Option.    Subject to the provisions of Section 5.2 of the Plan regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        6.3    Exercise Price of a Nonstatutory Stock Option.    The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

        Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        6.4    Consideration.    The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option): (1) by delivery to the Company of other Common Stock, (2) pursuant to a "same day sale" program to the extent permitted by law, (3) reduction of the Company's liability to the Optionholder, (4) a reduction in the number of shares of Common Stock otherwise issuable upon the exercise of the Option, (5) by any other form of consideration permitted by law, but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration for an Option granted under the Plan, or (6) by some combination of the foregoing. In the absence of a provision to the contrary in the individual Optionholder's Option Agreement, payment for Common Stock pursuant to an Option may only be made in the form of cash, check, or pursuant to a "same day sale" program.

        6.5    Transferability of an Incentive Stock Option.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        6.6    Transferability of a Nonstatutory Stock Option.    A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        6.7    Vesting Generally.    Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board. The vesting provisions of individual Options may vary. If vesting is based on the Participant's Continuous Service, such Options shall not fully vest in less than three (3) years. If vesting is based on the achievement of performance criteria, such Options shall not fully vest in less than one (1) year. The provisions of this Section 6.7 are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised. Notwithstanding the foregoing provisions of this Section 6.7, Options granted in recognition of a Participant's long-term Continuous Service may vest fully in periods shorter than those described above or may be fully vested upon grant.

        6.8    Termination of Continuous Service.    In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder's Option Agreement, the Option shall remain exercisable for three (3) months following the termination of the Optionholder's Continuous Service.

        6.9    Extension of Termination Date.    An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law. The provisions of this Section 6.9 notwithstanding, in the event that a sale of the shares of Common Stock received upon exercise of his or her Option would subject the Optionholder to liability under Section 16(b) of the Exchange Act, then the Option will terminate on the earlier of (1) the fifteenth (15th) day after the last date upon which such sale would result in liability, or (2) two hundred ten (210) days following the date of termination of the Optionholder's employment or other service to the Company (and in no event later than the expiration of the term of the Option).

        6.10    Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option to the extent that the Optionholder was entitled to exercise such Option as of the date of termination, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder's Option Agreement, the Option shall remain exercisable for twelve (12) months following such termination.

        6.11    Death of Optionholder.    In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to Section 6.5 or 6.6 of the Plan, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after death, the Option is not exercised within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder's Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionholder's death.

        6.12    Early Exercise Generally Not Permitted.    The Company's general policy is not to allow the Optionholder to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the vesting of the Option. If, however, an Option Agreement does permit such early exercise, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

ARTICLE 7. NON-EMPLOYEE DIRECTORS STOCK AWARDS

        7.1    Non-Employee Director Stock Awards.    The Board may grant Stock Awards to Non-Employee Directors, subject to the limitations of the Plan, pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Stock Award (the "Non-Employee Director Equity Compensation Policy"). The Non-Employee Director Equity Compensation Policy shall set forth the type of Stock Award(s) to be granted to Non-Employee Directors, the number of shares of Common Stock to be subject to such Non-Employee Director Stock Awards, the conditions on which such Stock Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) shall determine in its discretion.

ARTICLE 8. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS

        8.1    Restricted Stock Bonus Awards.    Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Restricted Stock Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Restricted Stock Bonus agreements may change from time to time, and the terms and conditions of separate Restricted Stock Bonus agreements need not be identical, but each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (a)    Consideration.    A Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that in the case of a Restricted Stock Bonus to be made to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Restricted Stock Bonus will not be awarded until the Board determines that such person has rendered services to the Company for a sufficient period of time to ensure proper issuance of the shares in compliance with the California Corporations Code.

          (b)    Vesting.    Vesting shall generally be based on the Participant's Continuous Service. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board. Absent a provision to the contrary in the Participant's Restricted Stock Bonus agreement, so long as the Participant remains in Continuous Service with the Company, a Restricted Stock Bonus granted to the Participant shall vest as to one fourth (1/4) of the total Restricted Stock Bonus award on each annual anniversary of the grant date, such that the

  Restricted Stock Bonus is fully vested after four (4) years of Continuous Service from the grant date. If vesting is based on the Participant's Continuous Service, such Restricted Stock Bonus shall not fully vest in less than three (3) years. If vesting is based on the achievement of performance criteria, such Restricted Stock Bonus shall not fully vest in less than one (1) year. Notwithstanding the foregoing provisions of this Section 8.1(b), a Restricted Stock Bonus granted in recognition of a Participant's long-term Continuous Service may vest fully in periods shorter than those described above or may be fully vested upon grant ("Accelerated Vesting Restricted Stock Bonuses"), subject to provisions of the last sentence of Section 4.1.

          (c)    Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company shall automatically reacquire without cost any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

          (d)    Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement.

        8.2    Restricted Stock Purchase Awards.    Each Restricted Stock Purchase Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Purchase Right agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase Right agreements need not be identical, but each Restricted Stock Purchase Right agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (a)    Purchase Price.    The purchase price under each Restricted Stock Purchase Right agreement shall be such amount as the Board shall determine and designate in such Restricted Stock Purchase Right agreement. The purchase price shall not be less than one hundred percent (100%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

          (b)    Consideration.    The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase Right agreement shall be paid either: (A) in cash or by check at the time of purchase; or (B) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant to the extent permitted by law.

          (c)    Vesting.    The Board shall determine the criteria under which shares of Common Stock under the Restricted Stock Purchase Right agreement may vest; the criteria may or may not include performance criteria or Continuous Service. Shares of Common Stock acquired under the Restricted Stock Purchase Right agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (d)    Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company may repurchase any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Purchase Right agreement.

          (e)    Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Purchase Right agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Purchase Right agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock

  Purchase Right agreement remains subject to the terms of the Restricted Stock Purchase Right agreement.

          (f)    Term.    No Restricted Stock Purchase Right shall be exercisable after the expiration of ten (10) years from the date it was granted.

        8.3    Stock Appreciation Rights.    Two types of Stock Appreciation Rights ("SARs") shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs.

          (a)    Stand-Alone SARs.    The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

              (i)  The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Board may establish. Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares.

             (ii)  The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per share be less than one hundred percent (100%) of the Fair Market Value per underlying share of Common Stock on the grant date.

            (iii)  The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

          (b)    Stapled SARs.    The following terms and conditions shall govern the grant and redemption of stapled SARs:

              (i)  Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

             (ii)  Stapled SARs shall be redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

            (iii)  The distribution to which the holder of stapled SARs shall become entitled under this Section 8 upon the redemption of stapled SARs as described in Section 8.3(b)(ii) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

          (c)    Term.    No SAR shall be exercisable after the expiration of ten (10) years from the date it was granted.

        8.4    Phantom Stock Units.    The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

          (a)   Phantom Stock Unit awards shall be redeemable by the Participant upon such terms and conditions as the Board may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Board otherwise provides in the terms of the Stock Award Agreement.

          (b)   The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

        8.5    Restricted Stock Units.    The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

        A Restricted Stock Unit is the right to receive the value of one (1) share of the Company's Common Stock at the time the Restricted Stock Unit vests. To the extent permitted by the Board in the terms of his or her Restricted Stock Unit agreement, a Participant may elect to defer receipt of the value of the shares of Common Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units, so long as such deferral election complies with applicable law, including Section 409A of the Code and, to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such Restricted Stock Units in a manner determined by the Board. When the Participant vests in such Restricted Stock Units, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred. Restricted Stock Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

        Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (a)    Consideration.    A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Board shall have the discretion to provide that the Participant pay for such Restricted Stock Unit with cash or other consideration permissible by law.

          (b)    Vesting.    Vesting shall generally be based on the Participant's Continuous Service. If vesting is based on the Participant's Continuous Service, such Restricted Stock Unit award shall not fully vest in less than three (3) years. If vesting is based on the achievement of performance criteria, such Restricted Stock Unit award shall not fully vest in less than one (1) year. Notwithstanding the foregoing provisions of this Section 8.5(b), a Restricted Stock Unit granted in recognition of a Participant's long-term Continuous Service may vest fully in periods shorter than those described above ("Accelerated Vesting Restricted Stock Units"), subject to provisions of the last sentence of Section 4.1.

          (c)    Termination of Participant's Continuous Service.    The unvested portion of the Restricted Stock Unit award shall expire immediately upon the termination of Participant's Continuous Service.

          (d)    Transferability.    Rights to acquire the value of shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit agreement, as the Board shall determine in its discretion, so long as any Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

        8.6    Performance Share Bonus Awards.    Each Performance Share Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Performance Share Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Performance Share Bonus agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus agreements need not be identical, but each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (a)    Consideration.    A Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. In the event that a Performance Share Bonus is granted to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Performance Share Bonus will not be awarded until the Board determines that such person has rendered services to the Company for a sufficient period of time to ensure proper issuance of the shares in compliance with the California Corporations Code.

          (b)    Vesting.    Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. A Performance Share Bonus shall not fully vest in less than one (1) year. Vesting shall be subject to the Performance Share Bonus agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (c)    Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

          (d)    Transferability.    Rights to acquire shares of Common Stock under the Performance Share Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Bonus agreement remains subject to the terms of the Performance Share Bonus agreement.

        8.7    Performance Share Units.    The following terms and conditions shall govern the grant and redeemability of Performance Share Units:

        A Performance Share Unit is the right to receive the value of one (1) share of the Company's Common Stock at the time the Performance Share Unit vests. To the extent permitted by the Board in the terms of his or her Performance Share Unit agreement, a Participant may elect to defer receipt of the value of shares of Common Stock otherwise deliverable upon the vesting of an award of performance shares. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such performance shares in a manner determined by the Board. When the Participant vests in such performance shares, the Participant will be credited with a number of Performance Share Units equal to the number of shares of Common Stock for which delivery is deferred. Performance Share Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Performance Share Unit.

        Each Performance Share Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Unit agreements may change from time to time, and the terms and conditions of separate Performance Share Unit agreements need not be identical, but each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (a)    Consideration.    A Performance Share Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Board shall have the discretion to provide that the Participant pay for such Performance Share Unit with cash or other consideration permissible by law.

          (b)    Vesting.    Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the Performance Share Unit agreement. The terms of the Performance Share Unit agreement notwithstanding, a Performance Share Unit may not fully vest in less than one (1) year.

          (c)    Termination of Participant' Continuous Service.    The unvested portion of any Performance Share Unit shall expire immediately upon the termination of Participant's Continuous Service.

          (d)    Transferability.    Rights to acquire the value of shares of Common Stock under the Performance Share Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Unit agreement remains subject to the terms of the Performance Share Unit agreement.

ARTICLE 9. COVENANTS OF THE COMPANY

        9.1    Availability of Shares.    During the term of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        9.2    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan or any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

ARTICLE 10. USE OF PROCEEDS FROM STOCK

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

ARTICLE 11. NO REPRICING WITHOUT SHAREHOLDER APPROVAL

        11.1    Subject to Article 13, the Board (or Committee, if so authorized by the Board) shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Stock Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Common Stock. Subject to Article 13, the Board (or Committee, if so authorized by the Board) shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Stock Award to increase the price per share or to cancel and replace a Stock Award with the grant of a Stock Award having a price per share that is greater than or equal to the price per share of the original Stock Award. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which Section 424(a) of the Code applies.

        11.2    Shares subject to an Option cancelled under this Section 11 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to Section 5.3 of the Plan. The repricing of an Option under this Section 11, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to Section 5.3 of the Plan. The provisions of this Section 11.2 shall be applicable only to the extent required by Section 162(m) of the Code.

ARTICLE 12. MISCELLANEOUS

        12.1    Acceleration of Exercisability and Vesting.    The Board (or Committee, if so authorized by the Board) shall have the power to accelerate exercisability and/or vesting of any Stock Award granted pursuant to the Plan upon a Change of Control or upon the death, Disability or termination of Continuous Service of the Participant. In furtherance of such power, the Board or Committee may accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding any provisions in the Stock Award Agreement to the contrary.

        12.2    Shareholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

        12.3    No Employment or Other Service Rights.    Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

        12.4    Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds One Hundred Thousand dollars ($100,000), or such other limit as may be set by law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        12.5    Investment Assurances.    The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        12.6    Withholding Obligations.    To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of a Stock Award or the acquisition, vesting, distribution, or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation or other amounts payable to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unnumbered shares of Common Stock.

        12.7    Section 409A.    Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that all Stock Awards granted under this Plan (including, but not limited to, Restricted Stock Units, Phantom Stock Units, and Performance Share Units) shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code; furthermore, it is the intent of the Company that the Plan shall be administered so that the additional taxes provided for in Section 409A(a)(1)(B) of the Code are not imposed.

ARTICLE 13. ADJUSTMENTS UPON CHANGES IN STOCK

        13.1    Capitalization Adjustments.    If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be equitably adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4.1 above, the maximum number of securities subject to award to any person pursuant to Section 5.3 above, and the number of securities subject to Non-Employee Directors under Article VII of the Plan, and the outstanding Stock Awards shall be equitably adjusted in the class(es) and number of securities or other property and price per share of the securities or other property subject to such outstanding Stock Awards. The Board shall determine the form of such adjustments in its sole discretion, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        13.2    Adjustments Upon a Change of Control.

          (a)   In the event of a Change of Control as defined in Section 2.4(a) through 2.4(d), such as an asset sale, merger, or change in Board composition, then the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall: (1) assume or continue all or any part of the Stock Awards outstanding under the Plan or (2) substitute substantially equivalent stock or cash-based awards (including an award to acquire substantially the same consideration paid to the shareholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise or redemption price, if any, times (y) the total number of shares then subject to such Stock Award; (2) continue the Stock Awards; or (3) notify Participants holding an Option, Stock Appreciation Right, Phantom Stock Unit, Restricted Stock Unit or Performance Share Unit that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Board shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner.

          (b)   In the event of a Change of Control as defined in Section 2.4(e), such as a dissolution of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

ARTICLE 14. AMENDMENT OF THE PLAN AND STOCK AWARDS

        14.1    Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or other applicable law or regulation.

        14.2    Shareholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        14.3    Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        14.4    No Material Impairment of Rights.    Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        14.5    Amendment of Stock Awards.    The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards subject to and consistent with the terms of the Plan, including Sections 14.1 and 14.2; provided, however, that the rights of the Participant under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

ARTICLE 15. TERMINATION OR SUSPENSION OF THE PLAN

        15.1    Plan Term.    The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after March 13, 2024.

        15.2    No Material Impairment of Rights.    Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

ARTICLE 16. EFFECTIVE DATE OF PLAN

        The Plan shall become effective immediately following its approval by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board. If the Plan is approved by the shareholders of the Company, the 1997 Plan, the 1996 Plan, and the Directors 1996 Plan shall terminate on the effective date of the Plan. If the Plan is not approved by the shareholders of the Company, the 1997 Plan, the 1996 Plan, and the Directors 1996 Plan shall continue unaffected. No Stock Awards may be granted under the Plan prior to the time that the shareholders have approved the Plan.

ARTICLE 17. CHOICE OF LAW

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01T1OD 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . IMPORTANT ANNUAL MEETING INFORMATION Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears on the stock records of the Company and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5, and 6. For Against Abstain 2. Approval of the amendment to the Company’s Restated Articles of Incorporation concerning limitation of director liability and indemnification of agents. For Against Abstain 3. Approval of the Indemnification Agreements. 1. Election of Directors: Name of Nominee: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________ 01 - Neil F. Dimick 02 - Gerhard F. Burbach 03 - J. Daniel Cole 04 - Steven H. Collis 05 - D. Keith Grossman 06 - William A. Hawkins, III 07 - Paul A. LaViolette 08 - Martha H. Marsh 09 - Todd C. Schermerhorn 4. Approval of the amendment and restatement of the Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan. 5. Approval of compensation of the company’s named executive officers. 6. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for its fiscal year ending January 3, 2015. MMMMMMMMM MMMMMMMMMMMM 1 9 3 2 1 6 2

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2014 Annual Meeting of Shareholders to be Held on May 21, 2014 The undersigned, revoking all prior proxies, hereby appoint(s) Gerhard F. Burbach and David A. Lehman, and each of them, with full power of substitution and revocation, to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote as set forth below all shares of stock of THORATEC CORPORATION (the “Company”) which the undersigned would be entitled to vote if personally present at the 2014 Annual Meeting of Shareholders of the Company to be held at the Company’s executive offices at 6101 Stoneridge Drive, Pleasanton, California 94588, on Wednesday, May 21, 2014 at 8:00 a.m., Pacific Daylight Time, and at any postponements or adjournments of that meeting. WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS IN RESPECT OF THE ELECTION PROPOSAL, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, “FOR” PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY AND ALL ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING. SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE Proxy — THORATEC CORPORATION

QuickLinks

  April 9, 2014
Corporate Headquarters Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, CA 94588 Tel 925-847-8600 Fax 925-847-8574 www.thoratec.com
BOARD OF DIRECTORS STRUCTURE AND COMPENSATION
2013 DIRECTOR COMPENSATION
CODE OF ETHICS AND CORPORATE GOVERNANCE
DIRECTOR NOMINATIONS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO
TO APPROVE AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION CONCERNING LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION OF AGENTS
PROPOSAL THREE TO APPROVE INDEMNIFICATION AGREEMENTS
PROPOSAL FOUR APPROVAL OF AMENDED AND RESTATED 2006 INCENTIVE STOCK PLAN
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
PROPOSAL FIVE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY VOTE")
PROPOSAL SIX RATIFICATION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2013
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2013
Potential Payments Upon Termination or Change of Control
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS1
CERTAIN TRANSACTIONS
AVAILABLE INFORMATION
OTHER MATTERS
  Appendix A
FORM OF INDEMNIFICATION AGREEMENT
THORATEC CORPORATION INDEMNITY AGREEMENT
RECITALS
THE PARTIES AGREE AS FOLLOWS
  Appendix B
ARTICLE 1. PURPOSES
ARTICLE 2. DEFINITIONS
ARTICLE 3. ADMINISTRATION
ARTICLE 4. SHARES SUBJECT TO THE PLAN
ARTICLE 5. ELIGIBILITY
ARTICLE 6. OPTION PROVISIONS
ARTICLE 7. NON-EMPLOYEE DIRECTORS STOCK AWARDS
ARTICLE 8. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS
ARTICLE 9. COVENANTS OF THE COMPANY
ARTICLE 10. USE OF PROCEEDS FROM STOCK
ARTICLE 11. NO REPRICING WITHOUT SHAREHOLDER APPROVAL
ARTICLE 12. MISCELLANEOUS
ARTICLE 13. ADJUSTMENTS UPON CHANGES IN STOCK
ARTICLE 14. AMENDMENT OF THE PLAN AND STOCK AWARDS
ARTICLE 15. TERMINATION OR SUSPENSION OF THE PLAN
ARTICLE 16. EFFECTIVE DATE OF PLAN
ARTICLE 17. CHOICE OF LAW